UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for the use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
LASERLOCK TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-1l (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD DECEMBER 9, 2013

To Our Stockholders:

The 2013 Annual Meeting of Stockholders of LaserLock Technologies, Inc. (“us,” “we,” “our,” “LaserLock” or the “Company”) will be held at the University Club, 1135 16th Street NW, Washington, DC 20036 on Monday, December 9, 2013, at 11:00 a.m. local time.

The purposes of the meeting are to:

1.  Elect eight directors, each to serve a one-year term;

2.  Ratify our Audit Committee’s selection of Morison Cogen LLP as our independent accountants for our fiscal year ending December 31, 2013;

3.  Vote on the approval and adoption of the LaserLock Technologies, Inc. 2013 Omnibus Equity Compensation Plan;

4.  Approve an advisory resolution regarding executive officer compensation;

5.  Approve an advisory resolution regarding how frequently we will submit future advisory votes on executive officer compensation to our stockholders; and

6.  Transact such other business as may properly come before the meeting or any adjournment(s) of the meeting.

We have fixed November 4, 2013 as the record date for determining the stockholders entitled to vote at the meeting.  You are not entitled to notice of, or to vote at, the meeting if you were not a stockholder of record at the close of business on that date.

You are cordially invited to attend the meeting.  Whether or not you expect to attend the meeting in person, please sign, date and promptly return the enclosed proxy to ensure that your shares will be represented at the meeting.  The enclosed envelope requires no postage if mailed within the United States.  Most of our stockholders hold their shares in “street name” through brokers, banks and other nominees and may choose to vote their shares by telephone instead of using the enclosed proxy card.  If you attend the meeting, you may revoke your proxy and vote in person.

By Order of the Board of Directors,

Neil Alpert
President and Chief Executive Officer

Washington, DC
November 18, 2013

LASERLOCK TECHNOLOGIES, INC.
3112 M Street NW
Washington, DC 20007

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

DECEMBER 9, 2013

About this Proxy Statement

The Board of Directors of LaserLock Technologies, Inc. (“us,” “we,” “our,” “LaserLock” or the “Company”) is soliciting proxies to be used at our 2013 Annual Meeting of Stockholders. The meeting will be held at the University Club, 1135 16th Street NW, Washington, DC 20036 on Monday, December 9, 2013, at 11:00 a.m. local time.  This proxy statement, the notice of annual meeting and the form of proxy will be mailed to stockholders beginning on or about November 18, 2013.

VOTING PROCEDURES

Who Can Vote

Only LaserLock common stockholders and preferred stockholders at the close of business on the record date, November 4, 2013, may vote at the annual meeting.  You are entitled to cast one vote for each share of LaserLock common stock or Series A Preferred Stock, on an as converted to common stock basis, that you owned as of the close of business on the record date.  At the close of business on the record date, there were 255,723,108 shares of LaserLock common stock outstanding and there were 21,111,111 shares of LaserLock preferred stock outstanding.

How You Can Vote

You can vote by:

●	marking your proxy card, dating and signing it, and returning it in the postage-paid envelope we have provided; or

●	attending the meeting and voting in person.

How You Can Revoke Your Proxy or Change Your Vote

You can revoke your proxy at any time before it is voted at the meeting by:

●	sending a written notice that you have revoked your proxy to our Corporate Secretary, at 3112 M Street NW, Washington, DC 20007;

●	submitting a later-dated proxy card; or

●	attending the meeting, giving our Corporate Secretary written notice of your revocation and voting your shares.

If a bank, broker or other holder of record holds your shares in its name, you must obtain a proxy card executed in your favor from the holder of record to be able to vote your shares at the meeting.

General Information on Voting

A quorum must exist for voting to take place at the meeting.  A quorum exists if holders of a majority of the outstanding shares of our voting capital stock are present at the meeting in person or are represented by proxy at the meeting. The holders of the Series A Preferred Stock are entitled to vote together with the holders of the Company’s common stock, on an as converted to common stock basis, each share of Series A Preferred Stock held by them.

Nominees for director will be elected by a majority of the votes cast for the election of directors at the meeting.  All other matters to be voted upon at the meeting must be approved by a majority of the votes cast on those matters.

Shares represented by a proxy marked “abstain” or “withheld” on any matter will be considered present at the meeting for purposes of determining whether there is a quorum, but will not be considered as votes FOR or AGAINST that matter.  Shares represented by a proxy as to which there is a “broker non-vote” (that is, where a broker holding your shares in “street” or “nominee” name indicates to us on a proxy that you have given the broker the discretionary authority to vote your shares on some but not all matters), will be considered present at the meeting for purposes of determining a quorum but will not be voted on matters as to which there is a “broker non-vote.”  Abstentions and “broker non-votes” will therefore have no effect on the outcome of any vote taken at the meeting.

Shares that have been properly voted and not revoked will be voted at the meeting in accordance with the instructions on your proxy card.  If you sign your proxy card but do not mark your choices, the Corporate Secretary will vote the shares represented by your proxy card:

•	FOR each person nominated by the Company for election as director;

•	FOR the ratification of our Audit Committee’s selection of Morison Cogen LLP as our independent accountants for our fiscal year ending December 31, 2013;

•	FOR the approval and adoption of the LaserLock Technologies, Inc. 2013 Omnibus Equity Compensation Plan;

•	FOR approval of an advisory resolution regarding executive officer compensation; and

•	FOR a frequency of one year to approve an advisory resolution regarding how frequently we will submit future advisory votes on executive officer compensation to our stockholders in the future.

If any other matters are properly presented at the meeting for consideration, the Corporate Secretary will have the discretion to vote on those matters for you.  Currently, we are not aware of any such matters.

Costs of Solicitation

We will pay for preparing, assembling and mailing this proxy statement.  Our directors, officers and employees may solicit proxies through the mails, direct communication or otherwise.  None of our directors, officers or employees will receive additional compensation for soliciting proxies.  We may reimburse brokerage firms and other custodians, nominees or fiduciaries for their reasonable expenses for forwarding proxy and solicitation materials to stockholders.

Important Notice Regarding the Availability of
Proxy Materials for the Annual Meeting of Stockholders to be Held on December 9, 2013

This proxy statement and our 2012 annual report to stockholders are available at:

www.shareholdermaterial.com/LLTI

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
DIRECTORS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table lists the persons we know to be beneficial owners of at least five percent of our common stock as of November 4, 2013.

Name and Address of Beneficial Owner	Amount & Nature of Beneficial Ownership†	Percentage of Shares Beneficially Owned†
5% Beneficial Owners
Robert L. Bast 110 Spruce Lane Ambler, PA 19002	28,423,622(1)	11.12%

Clydesdale Partners II LLC 201 Spear Street, Suite 1150 San Francisco, CA 94105	53,275,000(2)	20.83%

Nob Hill Capital Partners L.P. 1 Ferry Building, Suite 225 San Francisco, CA 94105	29,625,000(3)	10.58%

VerifyMe, Inc. c/o Nix Patterson & Roach, L.L.P. 205 Linda Drive Daingerfield, TX 75638	153,333,332(4)	42.05%

Executive Officers and Directors
Michael R. Sonnenreich	7,000,000(5)	2.70%
Norman A. Gardner	39,046,339(6)	14.16%
Neil Alpert	20,000,000(7)	7.25%
Constance Harriman	3,000,000(8)	1.16%
Peter Pace	2,000,000(9)	*
Paul Wolfowitz	2,000,000(10)	*
Jonathan Weinberger	2,090,000(11)	*
Claudio R. Ballard	1,000,000(12)	*
Scott A. McPherson	200,000(13)	*
Michael Chertoff	1,000,000(14)	*
* Less than 1%
All officers and directors as a group (10 people)	77,336,339	23.22%

†
In accordance with SEC rules, options, warrants and other securities exercisable for or convertible into shares of our common stock that were exercisable as of November 4, 2013, or would become exercisable within 60 days thereafter, are deemed to be outstanding and beneficially owned by the person holding such options, warrants or other securities for the purpose of computing such person's percentage ownership, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(1)	Consists of 28,423,622 shares of common stock.
(2)	Consists of 43,875,000 shares of common stock and 9,400,000 shares held by PFK Acquisition Group II LLC, which is under common control.

(3)
Consists of 5,250,000 shares of common stock, 18,375,000 shares underlying convertible notes payable at an exercise price of $0.00533 and 6,000,000 shares underlying warrants at an exercise price of $0.01.

(4)	Consists of 44,444,444 shares of common stock, 21,111,111 shares underlying convertible preferred stock and 87,777,777 shares underlying warrants exercisable at $0.10 or $0.12 per share.
(5)	Consists of 3,000,000 shares of common stock, 2,000,000 shares underlying options exercisable at $0.05 per share and 2,000,000 shares underlying warrants exercisable at $0.15 per share.
(6)	Consists of 19,046,339 shares of common stock, and 20,000,000 shares underlying options exercisable at $0.05 per share.
(7)	Consists of 20,000,000 shares of common stock underlying options exercisable at $0.05 per share.
(8)	Consists of 333,333 shares of common stock, 2,000,000 shares underlying options exercisable at $0.05 per share and 666,667 shares underlying warrants exercisable at $0.15 per share.
(9)	Consists of 2,000,000 shares of common stock underlying options exercisable at $0.05 per share.
(10)	Consists of 2,000,000 shares of common stock underlying options exercisable at $0.05 per share.
(11)	Consists of 90,000 shares of common stock and 2,000,000 shares of common stock underlying options exercisable at $0.05 per share.
(12)	Consists of 1,000,000 shares of common stock underlying options exercisable at $0.05 per share.
(13)	Consists of 200,000 shares underlying options exercisable at $0.05 per share.
(14)	Consists of 1,000,000 shares of common stock underlying options exercisable at $0.05 per share.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors (the “Board”) has nominated eight of our current directors for election at the Annual Meeting. Each director elected will serve until our next annual meeting of stockholders and such time as a successor has been selected and qualified, or until the director’s earlier death, resignation or removal. Each nominee has consented to being nominated and to serve if elected. If any nominee should subsequently decline or be unable to serve, the persons named in the proxy will vote for the election of such substitute nominee as shall be determined by them in accordance with their best judgment.

All nominees are presently members of our Board of Directors whose terms expire at the Annual Meeting. The nominees for election are set forth below. The descriptions of the nominees for election set forth the experience, qualifications, attributes and skills that have led our Board of Directors to conclude that these nominees should serve as members of our Board of Directors.

Nominees for Election as Directors

Michael R. Sonnenreich

Michael R. Sonnenreich, 75, has vast experience in the global pharmaceutical industry. He is a graduate of the University of Wisconsin, the University of Madrid, Spain, and Harvard University Law School. He is currently Chairman of The Board of Kikaku America International and Vice Chairman of PharMa International Corporation of Tokyo, Japan. Mr. Sonnenreich has in the past been a Board member and Trustee of numerous important companies and universities, such as Williams Creek Explorations, Vancouver, British Columbia, Canada. He is a Director of Wi2Wi, Palo Alto, California, Tyhee Development Corp. Ltd., Vancouver, British Columbia, Canada, and Amorfix Life Sciences Ltd., Toronto, Canada, Les Aliments SoYummi, Inc., Montreal, Canada, the ABD American Capital Market Funds, the Integra Fund, Continental Steel Inc., Scientific American, Medical Tribune International, and has long-term involvements with many nonprofit institutions such as the Washington National Opera (President 1996-98; 2002-2006), D.C. Jazz Festival (Chairman, 2010-present), Sackler/Freer Galleries of Art (Smithsonian Institution), D.C. Commission on the Arts and Humanities (Mayoral Appointment as Commissioner, 2008-2011), the Johns Hopkins University School of Advanced International Studies, the New England Conservatory of Music, the North Carolina Museum of Art Foundation, the University of Virginia Art Museum, Clark University, the Maret School, the Richard Tucker Music Foundation, and served as President of the National Coordinating Council on Drug Education.  In 2008, he was named Distinguished Washingtonian by the University Club of Washington, D.C.

Mr. Sonnenreich previously served in government in the Department of Justice and was appointed Executive Director of the National Commission on Marijuana and Drug Abuse.

As a result of these and other professional experiences, Mr. Sonnenreich possesses particular knowledge and experience that strengthen the Board’s collective qualifications, skills and experience. Mr. Sonnenreich was elected to the Board of Directors on November 21, 2012.

Neil Alpert

Neil Alpert, 36, became the President of the Company on October 8, 2012 and subsequently became Chief Executive Officer of the Company.  In his capacity as President and Chief Executive Officer, Mr. Alpert is responsible for overseeing the day-to-day operations of the Company as well as its vision for the future.  His background spans over a decade of management experience in the political, non-profit and business sectors.

From 2011 to 2012, Mr. Alpert served as President of The Kiawah Group, a boutique government relations and development firm specializing in fundraising, advocacy, non-profit consulting and global representation.

Prior to 2011, Mr. Alpert served as Special Assistant to the Chairman of the Republican National Committee.  In his role as Special Assistant, Mr. Alpert orchestrated a nationwide political outreach campaign targeting over 100 congressional districts. In addition, the campaign helped inspire the largest Congressional seat change since 1948 and the largest for any midterm election since the 1938 midterm elections.

Prior to joining the Republican National Committee, Mr. Alpert served in a number of capacities in the non-profit world ranging from National Campaign Director at the American Israel Public Affairs Committee (AIPAC) to working with Plácido Domingo and the Washington National Opera. He also worked with health-focused organizations such as the Red Cross and the American Cancer Society.

Mr. Alpert’s management experience ranges from managing small teams of just four employees to teams as large as 100+.  In each situation, Mr. Alpert’s leadership and vision has led to significant increases in productivity and output.

Mr. Alpert is involved with a number of charities and most recently served on the Board of Directors for the Armed Forces Foundation, a non-profit organization dedicated to providing comfort and solace to members of the military.  He also sits on the Board of Advisors for the Institute of World Politics, a graduate school focused on supplying professional education in statecraft, national security and international affairs.

As a result of these and other professional experiences, Mr. Alpert possesses particular knowledge and experience that strengthen the Board’s collective qualifications, skills and experience. Mr. Alpert was elected to the Board of Directors on November 21, 2012.

Constance B. Harriman

Constance B. Harriman, 65, has helped formulate U.S. trade, natural resource and legal policy in executive positions at three U.S. government agencies: the U.S. Export-Import Bank, the U.S. Department of Justice and the U.S. Department of the Interior.  During her over twenty-five years of legal, public policy, and management experience, Ms. Harriman has worked extensively with Congress, federal agencies, the media, and special interest groups.  She has given speeches throughout the United States and abroad on issues related to finance, natural resources, and environmental technology.

During the Bush and Clinton administrations, she was one of five full-time members of the Board of Directors of the Export-Import Bank.  She served on the board’s Audit Committee and chaired the bank’s taskforce on environmental guidelines.  Previously, Ms. Harriman was Assistant Secretary for Fish and Wildlife and Parks at the U.S. Department of the Interior.  She had policy, budget and administration responsibility for the National Park Service and the Fish and Wildlife Service which included oversight over 25,000 employees, 170 million acres of land and a budget of $2 billion.  Ms. Harriman played a key role in several inter-agency and international organizations.  She served as U.S. Commissioner to the Great Lakes Fishery Commission and as a member of the President’s Advisory Council on Historic Preservation.

Ms. Harriman’s other government experience includes high-level legal positions at the U.S. Department of Justice and the U.S. Department of the Interior.  She also worked with the California law firm of Sheppard, Mullin, Richter & Hampton where she practiced corporate and securities law and commercial and anti-trust litigation.

Ms. Harriman is a member of numerous organizations, and her work in the public and private sectors has earned her admission in the Marquis “Who’s Who in America.”

A Phi Beta Kappa graduate of Stanford University, she holds Bachelor and Master’s degrees from Stanford, a Master’s degree in International Law from Georgetown University, and a Juris Doctor degree from the University of California at Los Angeles.

As a result of these and other professional experiences, Ms. Harriman possesses particular knowledge and experience that strengthen the Board’s collective qualifications, skills and experience. Ms. Harriman was elected to the Board of Directors on November 21, 2012.

General Peter Pace

General Peter Pace, 68, served as the sixteenth Chairman of the Joint Chiefs of Staff from 2005-2007. Prior to becoming Chairman, he served as Vice Chairman of the Joint Chiefs of Staff. General Pace holds the distinction of being the first Marine to have served in either of these positions.  General Pace retired in 2007 after more than 40 years of active service in the United States Marine Corps.

Born in Brooklyn and raised in Teaneck, New Jersey, General Pace was commissioned in June 1967, following graduation from the United States Naval Academy. He holds a Master’s Degree in Business Administration from George Washington University, attended the Harvard University Senior Executives in National and International Security program, and graduated from the National War College.

During his distinguished career, General Pace held command at virtually every level, beginning as a Rifle Platoon Leader in Vietnam.  He also served in Europe, Japan, Thailand, South Korea and Somalia.

In June 2008, General Pace was awarded the Presidential Medal of Freedom, the highest civilian honor a President can bestow.

He is currently serving on the Board of Directors of several corporate entities involved in management consulting, private equity and IT security.  He served on the President’s Intelligence Advisory Board, and on the Secretary of Defense’s Defense Policy Board.  General Pace served as leader-in-residence and the Poling Chair of Business and Government, for the Kelley School of Business, Indiana University.  He is a Distinguished Visiting Research Scholar for Fordham University and an Adjunct Faculty member of Georgetown University.

General Pace is associated with a number of charities focused on supporting the troops and their families.  He is Chairman of the Wall Street Warfighters Foundation and a long-standing member of the Board of Directors for the Marine Corps Law Enforcement Foundation.  He is a member of the USO World Board of Governor and serves on the Advisory Board for Snowball Express.  He and his wife Lynne are on the advisory board for Our Military Kids, an organization that supports children of deployed Guard and Reserve personnel with tutoring and enrichment activities.

As a result of these and other professional experiences, General Pace possesses particular knowledge and experience that strengthen the Board’s collective qualifications, skills and experience. General Pace was elected to the Board of Directors on November 21, 2012.

Paul Wolfowitz

Paul Wolfowitz, 69, spent more than three decades in public service and higher education, including 24 years in U.S. government service under seven U.S. presidents.

After receiving a Ph.D. in political science from the University of Chicago and teaching at Yale University, Dr. Wolfowitz served in the Arms Control and Disarmament Agency, the Department of Defense, and the Department of State from 1973 to 1993, including as Director of Policy Planning, Assistant Secretary of State for East Asia and the Pacific, Ambassador to Indonesia and Undersecretary of Defense for Policy. From 1994 to 2001, Dr. Wolfowitz was Dean of the School of Advanced International Studies at Johns Hopkins University. Most recently, he served as Deputy Secretary of Defense from 2001 to 2005 and as President of the World Bank from 2005 to 2007. Dr. Wolfowitz currently focuses on development and national security issues as a scholar at the American Enterprise Institute.

In addition to his work at the American Enterprise Institute, he is Chairman of the U.S. Taiwan Business Council and has served as a Director of Hasbro Corporation and on the advisory boards of the Clinton Global Initiative, ING Americas, and the AMAR Foundation, as well as two organizations that assist veterans from Afghanistan and Iraq, the Aleethia Foundation and American Corporate Partners.  He also advises international businesses in Indonesia, Japan, Hong Kong and Switzerland.

His many awards for public service include The Presidential Citizen’s Medal, The Department of Defense’s Distinguished Public Service Medal, The Department of State’s Distinguished Honor Award, The Department of Defense’s Distinguished Civilian Service Medal, and The Arms Control and Disarmament Agency’s Distinguished Honor Award.

As a result of these and other professional experiences, Mr. Wolfowitz possesses particular knowledge and experience that strengthen the Board’s collective qualifications, skills and experience. Mr. Wolfowitz was elected to the board on November 21, 2012.

Jonathan R. Weinberger

Jonathan R. Weinberger, 36, is an experienced, accomplished, and well respected member of the Washington D.C. legal, government, and business communities.  Mr. Weinberger currently serves as Executive Vice President of a revolutionary technology company called VEEDIMS, LLC based in Fort Lauderdale, Florida.  He also serves as a senior advisor to the owners of the private holding company that owns VEEDIMS, LLC.

Mr. Weinberger has served directly under six cabinet members in various positions.  At the Department of State he was on the staffs of Secretary Albright and Secretary Powell.  At the U.S. Treasury, he served as the youngest Executive Secretary of the Treasury in history.  He also served as the Executive Secretary and Deputy Chief of Staff at the Office of the United States Trade Representative at the White House.  Mr. Weinberger also served as Associate General Counsel where he was in charge of issues with respect to foreign investment in the United States and led the litigation team on various high-level trade disputes with China. Through his service in the government he has developed a superb skill for executive management at the largest scale, an eye for efficient operation, and a rare entrepreneurial mindset that allowed for the streamlining of multitudes of bureaucratic structures and processes.

Originally from Scranton, Pennsylvania, Mr. Weinberger received his Bachelors Degree in International Affairs and Italian from The Johns Hopkins University. He also earned a Masters Degree in U.S. Foreign Policy from the Elliott School of International Affairs at George Washington University, a Juris Doctor degree from the Washington College of Law at American University, and a Masters of Law (LLM) in international finance and national security law, with distinction, from Georgetown University Law Center.

As a result of these and other professional experiences, Mr. Weinberger possesses particular knowledge and experience that strengthen the Board’s collective qualifications, skills and experience. Mr. Weinberger was elected to the board on November 21, 2012.

Claudio R. Ballard

Claudio R. Ballard, 55, is the Chairman, Founder and one of the two Managing Members of VEEDIMS. Mr. Ballard is currently the President of VerifyMe, Inc. In 2010, Mr. Ballard was named “Inventor of the Year” by the United States Business and Industry Council, in recognition of his founding of Iconic Motors and VEEDIMS as well as the creation of the DataTreasury Global Repository Platform, a patent-protected electronic transaction system licensed by banks to process digital checks.

Mr. Ballard has over 37 years of experience in computer technology, software and business development. In 1979, he founded FORTEX Corporation, that in 1981 became the world’s first ORACLE Value-Added Reseller and Systems Integrator by delivering the earliest known commercially viable production mission critical application software and supporting development tools that initially ran on ORACLE and eventually ran on other database platforms. By the late 1980s, Mr. Ballard’s team had built sophisticated, mission critical systems for more than 30 Fortune 500 companies, including Kidder Peabody, General Electric (14 Divisions), Standard & Poor’s, CitiBank, Philip Morris, Boeing, McDonnell Douglas and AT&T Bell Labs, Pfizer, Novartis (formally Ciba-Geigy) as well as government agencies that included the U.S. Army, U.S. Air Force, U.S. Navy, the Food and Drug Administration (7 departments at the FDA) and the Central Intelligence Agency.

In 1994, Mr. Ballard invented the DataTreasury System, the sophisticated repository and on-line biometrics system that enables banks to quickly verify identity and process a myriad number of financial transactions. In 1998, Mr. Ballard founded DataTreasury Corporation and launched the core technology that led to the development of the check-imaging platform. Today, over 50 banks throughout the U.S. representing approximately 70% of U.S. check processing volume use this technology through a licensing arrangement.

As a result of these and other professional experiences, Mr. Ballard possesses particular knowledge and experience that strengthen the Board’s collective qualifications, skills and experience. Mr. Ballard was elected to the Board on March 30, 2013.

Michael Chertoff

Michael Chertoff, 59, is the co-founder and chairman of the Chertoff Group.  At Chertoff Group, Mr. Chertoff provides high-level strategic counsel to corporate and government leaders on a broad range of security issues, from risk identification and prevention to preparedness, response and recovery.

As Secretary of the U.S. Department of Homeland Security from 2005 to 2009, Mr. Chertoff  led the country in blocking would-be terrorists from crossing U.S. borders or implementing their plans if they were already in the country. He also transformed FEMA into an effective organization following Hurricane Katrina.

Before heading up the Department of Homeland Security, Mr. Chertoff served as a federal judge on the U.S. Court of Appeals for the Third Circuit. Earlier, during more than a decade as a federal prosecutor, he investigated and prosecuted cases of political corruption, organized crime, corporate fraud and terrorism – including the investigation of the 9/11 terrorist attacks.

In addition to his role at Chertoff Group, Mr. Chertoff is also senior of counsel at Covington & Burling LLP, and a member of the firm’s White Collar Defense and Investigations practice group.

As a result of these and other professional experiences, Mr. Chertoff possesses particular knowledge and experience that strengthen the Board’s collective qualifications, skills and experience. Mr. Chertoff was elected to the Board on May 4, 2013.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR.

Director Independence

Pursuant to Item 407(a)(1)(ii) of Regulation S-K promulgated under the Securities Act, we have adopted the definition of “independent director” as set forth in Rules 5000(a)(19) and 5605(a)(2) of the rules of the Nasdaq Stock Market.  We believe that Michael Sonnenreich, Constance Harriman, General Peter Pace, Paul Wolfowitz and Michael Chertoff qualify as an “independent director” pursuant to such rules.

OUR EXECUTIVE OFFICERS

The following table lists our executive officers.  Our Board elects our executive officers annually for terms of one year.

Name	Age	Position
Neil Alpert	36	President and Chief Executive Officer

Giles Kyser	52	Chief Operating Officer

Norman A. Gardner	71	Vice Chairman and Founder

The business experience of Mr. Alpert is summarized in “Proposal 1 – Election of Directors.”

Giles Kyser, 52, most recently served as the President and Chief Executive Officer of One Honor Solutions, after serving as a senior executive with MIC Industries, Inc. Prior to his position with MIC Industries, Inc., Mr. Kyser served as the President and Chief Executive Officer for Selex Galileo, Inc. where he developed a ground-breaking new strategy that established the company as a player in the special operations training and aircraft integration market. Mr. Kyser retired as a Colonel with the United States Marine Corps in 2009 after a long and distinguished career during which he received numerous personal awards.

Mr. Kyser accepted his position with the Company on September 20, 2013.

Norman A. Gardner, 71, served as our president since inception on November 11, 1999 through October 8, 2012, when he became the Vice Chairman of the Company. From 1974 to 1985 Mr. Gardner served as President of Polymark Management, Ltd., a Canadian public relations firm. In 1982, Mr. Gardner founded NoCopi Technologies, Inc. of West Conshohocken, Pennsylvania, a publicly traded company. He served as President and Chief Executive Officer of NoCopi Technologies, Inc. from 1985 until 1997 and as chairman of its board until March 1998. Mr. Gardner received his B.A. in English from McGill University in 1963.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation earned by the Company’s board of directors, principal executive officer, and principal financial officer during the years ended December 31, 2012 and 2011.

Name and Principal Position	Year	Salary ($)	Option Awards(1) ($)	All Other Compensation (3)(4) ($)	Total ($)
Norman A. Gardner (2) Vice Chairman & Founder	2012 2011	50,000 180,000	44,769 40,946	56,414 35,880	151,183 256,826
Neil Alpert President & CEO	2012 2011	50,000 -	44,769 -	- -	94,769 -
Scott A. McPherson CFO	2012 2011	- -	11,638 -	16,325 19,500	27,963 19,500

(1)
Represents the grant date fair value of the option award, calculated in accordance with FASB Accounting Standard Codification 718, “Compensation – Stock Compensation,” or ASC 718.   The assumptions used in calculating the grant date fair value of the option awards are set forth in Note 9 of our Consolidated Financial Statements.

(2)	The $180,000 of salary in 2011 was forgiven in 2012 by Mr. Gardner.
(3)	Company car, insurance, occupancy costs and expenses.
(4)	Mr. McPherson was appointed as Chief Financial Officer in December 2012 and the amounts received were paid to the accounting firm owned by Mr. McPherson.

Outstanding Equity Awards At December 31, 2012

The following table sets forth, for each named executive officer, information regarding unexercised options, stock that had not vested, and equity incentive plan awards as of the end of our fiscal year ended December 31, 2012.

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration Date

Norman A. Gardner	1,000,000	-	$0.05	11/20/2022
Neil Alpert	1,000,000	-	$0.05	11/20/2022
Scott A. McPherson	200,000	-	$0.05	7/16/2022

Narrative Disclosure to Summary Compensation Table and Outstanding Equity Awards Table

Employment Agreements

We currently have a three-year employment agreement dated October 8, 2012 with Norman A. Gardner with an annual compensation of $200,000 per year. In addition, upon execution of the agreement the Company has agreed to issue options to Mr. Gardner to purchase 5% of the fully-diluted shares of the Company’s common stock at an exercise price of $.05 per share, subsequent to the Company receiving funding of $2.5 million.

We currently have a three-year employment agreement dated October 16, 2012 with Neil Alpert with an annual compensation of $200,000 per year. In addition, upon execution of the agreement the Company has agreed to issue options to Mr. Alpert to purchase 5% of the fully-diluted shares of the Company’s common stock at an exercise price of $.05 per share, subsequent to the Company receiving funding of $2.5 million.

Option Issuance

On November 21, 2012, the Company issued Mr. Gardner an option to purchase 1 million shares of the Company’s common stock at an exercise price of $0.05, with a term of ten years.

On November 21, 2012, the Company issued Mr. Alpert an option to purchase 1 million shares of the Company’s common stock at an exercise price of $0.05, with a term of ten years.

Director Compensation

Name		Fees earned or paid in cash ($)	Option awards ($)(1)	Total ($)

Michael Sonnenreich	2012 2011	- -	89,568 -	89,568 -
Neil Alpert	2012 2011	- -	- -	- -
Constance Harriman	2012 2011	- -	89,568 -	89,568 -
General Peter Pace	2012 2011	- -	89,568 -	89,568 -
Paul Wolfowitz	2012 2011	- -	89,568 -	89,568 -
Jonathan Weinberger	2012 2011	- -	89,568 -	89,568 -
(1)
Represents the grant date fair value of the option award, calculated in accordance with FASB Accounting Standard Codification 718, “Compensation – Stock Compensation,” or ASC 718.   The assumptions used in calculating the grant date fair value of the option awards are set forth in Note 9 of our Consolidated Financial Statements.

 Narrative Disclosure to Directors Compensation Table

We did not pay an annual fee to any of our directors during 2012.  Each member of our Board receives reimbursement of expenses incurred in connection with his or her services as a member of our Board or Board committees.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

We believe that, during our fiscal year ended December 31, 2012, our executive officers and directors made all required filings under Section 16(a) of the Securities Exchange Act of 1934 on a timely basis, with the following exceptions:  (i) Mr. Sonnenreich, a director, did not timely file a Form 3; (ii) Mr. Alpert, a director and an executive officer, did not timely file a Form 3; (iii) Ms. Harriman, a director, did not timely file a Form 3 and did not timely file a Form 4 for one transaction; (iv) Mr. Pace, a director, did not timely file a Form 3; (v) Mr. Wolfowitz, a director, did not timely file a Form 3; (vi) Mr. Weinberger, a director, did not timely file a Form 3; and (vii) Mr. Gardner, a director and an executive officer, did not timely file a Form 4 for one transaction.

BOARD MEETINGS AND COMMITTEES

Our Board of Directors has Audit, Corporate Governance, Compensation, Investment and Technology committees. The committees report their actions to the full Board of Directors at the Board’s next regular meeting.  The following table shows on which of our committees each of our directors served.

Our Board of Directors held five meetings in the fiscal year ended December 31, 2012.  The Company does not have a specific written policy with regard to attendance of directors at our annual meetings of stockholders, although board member attendance is strongly encouraged.  All current directors attended all board meetings.  All directors attended all meetings of the committees on which each director served.

Committee
Board Member	Audit	Governance	Compensation	Investment	Technology
Michael Sonnenreich	X			X
Neil Alpert				X	X
Constance Harriman	Chair		X
Peter Pace	X	X	Chair
Paul Wolfowitz			X	Chair
Jonathan Weinberger		X
Claudio Ballard					Chair
Michael Chertoff		Chair
Norman Gardner		X			X

General Duties of Each Committee

The general duties of each committee are as follows:

Audit Committee

The primary functions of this Committee are to appoint, and be responsible for, the retention and oversight of, the firm that will serve as LaserLock’s independent accountants to audit our financial statements and to perform services related to the audit; review the results of the audit with the independent accountants; review with management and the independent accountants, prior to the filing thereof, the annual financials to be included in Forms 10-K and 10-Q, respectively; consider the adequacy and effectiveness of our internal accounting controls and auditing procedures; review material legal and compliance; and consider the accountants’ independence.

Corporate Governance Committee

The primary functions of this Committee are to identify and evaluate potential Director candidates and recommend to the Board the nominees to be proposed by the Company for election to the Board; review and make a recommendation to the Board regarding whether to accept a resignation tendered by a Board nominee who does not receive a majority of votes cast for his or her election in an uncontested election of directors; review annually and recommend changes to the Corporate Governance Guidelines; lead the Board in its annual review of the performance of the Board and its Committees; review policies and make recommendations to the Board concerning the size and composition of the Board, the qualifications and criteria for election to the Board, retirement from the Board, compensation and benefits of non-employee directors, the conduct of business between LaserLock and any person or entity affiliated with a director, and the structure and composition of Board Committees.

Compensation Committee

LaserLock’s executive compensation program is administered by the Compensation Committee. Each member of the Committee qualifies as an outside director within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. The primary functions of this Committee are to evaluate and approve executive compensation plans, policies and programs, including review and approval of executive compensation-related corporate goals and objectives; review and approve the individual goals and objectives of the Company’s executive officers; evaluate the President’s performance relative to established goals and objectives and, together with the other independent directors, determine and approve the President’s compensation level; review the management development program, including executive succession plans; and review or take such other action as may be required in connection with the bonus, stock and other benefit plans.

Investment Committee

The primary functions of this Committee are to assist the Board of Directors in recommending and reviewing the investment politics, strategies, transactions and performance of LaserLock.  This includes, reviewing the investment politics, strategies and programs of the Company; reviewing the procedures which the Company utilizes in determining that funds are invested in accordance with policies and limits approved by the Investment Committee from time to time; reviewing the quality and performance of the investment portfolios of the Company and the alignment of asset duration to liabilities; together with the President and Compensation Committee and/or the full Board of Directors, to participate in the selection of, and approve the appointment of, the Company's chief investment officer when the position is deemed necessary by the President; together with the President and Compensation Committee and/or the full Board of Directors, to participate in the design of, and periodically review, the responsibilities of the chief investment officer; evaluating its own performance annually; and to perform any other responsibilities delegated to the Investment Committee by the Board of Directors from time to time.

Technology Committee

The primary functions of this committee are to make recommendations to the board on technology strategies, report to the Board from time to time and make recommendations to the Board as to scope, direction, quality and execution of LaserLock’s technology strategies, oversee the execution of technology strategies formulated by the management and provide guidance on technology as is may pertain to, among other things, market entry and exit, investments and R&D investments.

Communications with the Board

Stockholders may send communications to the Board of Directors in writing, addressed to the full Board of Directors, individual directors or a specific committee of the Board of Directors, in care of our Corporate Secretary, LaserLock Technologies, Inc., 3112 M Street NW, Washington, DC 20007.  In general, all stockholder communications sent to our Corporate Secretary for forwarding to the Board of Directors or to specified Board members will be forwarded in accordance with the sender’s instructions.  However, our Corporate Secretary reserves the right not to forward any personally abusive, threatening or otherwise inappropriate materials.

PROPOSAL 2

RATIFICATION OF THE SELECTION OF INDEPENDENT ACCOUNTANTS

Our Audit Committee has selected Morison Cogen LLP (“Morison Cogen”) to act in the capacity of independent accountants for the current fiscal year ending December 31, 2013.  Ratification and approval by the stockholders will be sought by the Board of Directors for the selection of Morison Cogen as independent accountants to audit our accounts and records for the fiscal year ending December 31, 2013, and to perform other appropriate services. The affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting is required to approve it.  In the event that a majority of the shares voted at the Annual Meeting do not vote for ratification of the selection of Morison Cogen, the Audit Committee will reconsider such selection.

Representatives of Morison Cogen will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and to respond to questions by stockholders.

Changes in Accountants

Morison Cogen served as the Company’s independent registered public accounting firm prior to April 27, 2012.  On that date, as disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 3, 2012, the Company dismissed Morison Cogen and engaged Asher & Company, Ltd (“Asher”) as its independent registered public accounting firm.  The dismissal was approved by our Board of Directors.  There were no disagreements with Morison Cogen, however, the Company was notified by Morison Cogen at that time that, in Morison Cogen’s view, internal controls necessary to develop reliable financial statements did not exist.

Thereafter, as reported in our Current Report on Form 8-K filed on November 7, 2012, as amended on January 7, 2013, Asher’s practice was combined on November 1, 2012 with BDO USA, LLP (“BDO”), and the professional staff and partners of Asher joined BDO either as employees or partners of BDO.  As a result of this transaction, Asher resigned as our independent registered public accounting firm on November 1, 2012.  BDO was never appointed as our independent registered public accounting firm.

On January 1, 2013, we again engaged Morison Cogen as its independent registered public accounting firm, in which capacity Morison Cogen continues to serve.  Except during such period of Morison Cogen’s prior service for us, we did not consult with Morison Cogen regarding (i) the application of accounting principles to a specific or contemplated transaction or regarding the type of audit opinions that might be rendered by Morison Cogen on our financial statements, and Morison Cogen did not provide any written or oral advice that was an important factor considered by us in reaching a decision as to any such accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as that term is described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as that term is described in Item 304(a)(1)(v) of Regulation S-K).

The Company notes that while Morison Cogen served as our independent registered public accounting firm prior to April 27, 2012, Morison Cogen did not audit our financial statements for the years ended December 31, 2008, 2009, 2010 and 2011.  Rather, such financial statements were audited by Asher and were presented in our Annual Report on Form 10-K filed on July 13, 2012.

Fees Billed by the Company’s Independent Accountants during 2012 and 2011

Audit Fees.  Fees billed to us by Morison Cogen for audit services rendered by Morison Cogen during 2012 for audits of our financial statements, quarterly reviews and services that are normally provided by Morison Cogen in connection with statutory and regulatory filings or engagements, totaled approximately $19,000.  Fees billed to us by Asher during 2012 for audits of our financial statements, quarterly reviews and services that are normally provided by Asher in connection with statutory and regulatory filings or engagements totaled approximately $27,500.

No amounts were billed to us for any audit fees during 2011.

Audit-Related Fees.  No amounts were billed to us by Morison Cogen or Asher during 2012 or 2011 for audit-related services that were reasonably related to the performance of the audit or review of our financial statements and that are not reported under the preceding paragraph.

Tax Fees.  No amounts were billed to us by Morison Cogen or Asher during 2012 or 2011 for professional services rendered for tax compliance, tax advice and tax planning.

All Other Fees.  No amounts were billed to us by Morison Cogen or Asher during 2012 or 2011 for any other services.

The Audit Committee has considered whether Morison Cogen’s provision of services other than professional services rendered for the audit and review of our financial statements is compatible with maintaining Morison Cogen’s independence, and has determined that it is so compatible.

All audit, audit-related, tax and other services were pre-approved by the Audit Committee pursuant to applicable regulations.  The Audit Committee currently pre-approves all engagements of our accountants to provide both audit and non-audit services, and has not established formal pre-approval policies or procedures.  The Audit Committee did not approve any non-audit services pursuant to Rule 2-01 (c) (7) (i) (C) of Regulation S-X during 2012.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION AND APPROVAL OF THE SELECTION BY OUR AUDIT COMMITTEE OF MORISON COGEN LLP AS OUR INDEPENDENT ACCOUNTANTS FOR FISCAL YEAR 2013.

PROPOSAL 3

APPROVAL AND ADOPTION OF THE

LASERLOCK TECHNOLOGIES, INC. 2013 OMNIBUS EQUITY COMPENSATION PLAN

On November 12, 2013, our Board of Directors adopted, subject to approval by our stockholders at the Annual Meeting, the LaserLock Technologies, Inc. 2013 Omnibus Equity Compensation Plan (the “2013 Plan” or the “Plan”).  Our Board of Directors has directed that the proposal to approve the Plan be submitted to our stockholders for their approval at the Annual Meeting.  Stockholder approval is being sought (i) so that compensation attributable to grants under the Plan may qualify for an exemption from the deduction limit under section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the “Code”) (see discussion of “Federal Income Tax Consequences of the Plan” below), and (ii) in order for incentive stock options to meet the requirements of the Code.

We currently maintain one equity compensation plan: the LaserLock Technologies, Inc. 2003 Stock Option Plan (the “2003 Plan”).  The total number of shares remaining available for issuance under the 2003 Plan as of November 12, 2013 is 1,074,004 shares.  Our Board of Directors believes it is advisable to adopt a new comprehensive incentive compensation plan which will serve as the successor incentive compensation plan to the earlier plan, and provide the Company with an omnibus plan to design and structure grants of stock options, stock units, stock awards, stock appreciation rights and other stock-based awards for selected individuals in our employ or service.  Our Board of Directors believes that the availability of (i) 20,000,000 new shares of our common stock, plus (ii) the number of shares of our common stock subject to outstanding grants under the 2003 Plan as of the date of the Annual Meeting, plus (iii) the number of shares of our common stock remaining available for issuance under the 2003 Plan but not subject to previously exercised, vested or paid grants as of the date of the Annual Meeting, for issuance under the 2013 Plan will ensure that we continue to have a sufficient number of shares available to achieve our compensation strategy.  The Board of Directors has determined that the number of shares of common stock currently available for issuance or transfer under the 2003 Plan is not sufficient in view of our compensation structure and strategy.

If the 2013 Plan is approved by our stockholders, no further grants will be made under the 2003 Plan.

As of November 12, 2013, there are (i) 14,325,996 shares of our common stock subject to outstanding option grants made both under the 2003 Plan and outside of such Plan and (ii) 1,074,004 shares of our common stock remaining available for issuance under the 2003 Plan but not subject to previously exercised, vested or paid grants.  For purposes of determining the number of shares that will be available for issuance under the 2013 Plan, if approved by our stockholders, the numbers in (i) and (ii) will be adjusted for grants, exercises and forfeitures under the 2003 Plan, as applicable, between November 12, 2013 and the date of the Annual Meeting.

If approved by our stockholders, the 2013 Plan will become effective on December 9, 2013.

The material terms of the 2013 Plan are summarized below.

Material Features of the Plan

General.  The Plan provides that grants may be made in any of the following forms:

●        Incentive stock options
●        Nonqualified stock options
●        Stock units
●        Stock awards
●        Stock appreciation rights (“SARs”)
●        Dividend equivalents

●        Other stock-based awards

The Plan authorizes a number of shares of our common stock for issuance equal to the sum of the following:  (i) 20,000,000 new shares, plus (ii) the number of shares of our common stock subject to outstanding grants under the 2003 Plan as of the date of the Annual Meeting plus (iii) the number of shares of our common stock remaining available for issuance under the 2003 Plan but not subject to previously exercised, vested or paid grants as of the date of the Annual Meeting, in each case, subject to adjustment in certain circumstances as described below.

The Plan provides that the maximum aggregate number of shares of our common stock with respect to which grants may be made to any individual during any calendar year is 4,000,000 shares, subject to adjustment in certain circumstances as described below.  If dividend equivalents are granted, a grantee may not accrue more than $500,000 of such dividend equivalents during any calendar year.

If and to the extent options (including options granted under the 2003 Plan) and SARs granted under the Plan terminate, expire or are cancelled, forfeited, exchanged or surrendered without being exercised or if any stock awards, stock units, or other stock-based awards (including stock awards or stock units granted under the 2003 Plan), are forfeited, terminated, or otherwise not paid in full, the shares subject to such grants will become available again for purposes of the Plan. Shares surrendered in payment of the exercise price of an option and shares withheld or surrendered for payment of taxes will be available again for issuance or transfer under the Plan. If any grants are paid in cash, and not in shares of our common stock, any shares of our common stock subject to such grants will also be available for future grants. Upon the net exercise of an option or the exercise of a SAR, then both for purposes of calculating the number of shares of common stock remaining available for issuance under the Plan and the number of shares of common stock remaining available for exercise under the option or SAR, the number of such shares will be reduced by the net number of shares for which the option or SAR is exercised, and without regard to any cash settlement of a SAR.

Administration.  The Plan will be administered and interpreted by the Compensation Committee.  Ministerial functions may be performed by an administrative committee of our employees appointed by the Compensation Committee.

The Compensation Committee has the authority to (i) determine the individuals to whom grants will be made under the Plan, (ii) determine the type, size, terms and conditions of the grants, (iii) determine when grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued grant, subject to the limitations described below and (v) deal with any other matters arising under the Plan.  The Compensation Committee presently consists of Peter Pace (Chair), Constance Harriman and Paul Wolfowitz, each of whom is a non-employee member of our Board of Directors.

Eligibility for Participation.  All of our employees, non-employee directors, consultants and advisors who perform services for us and our subsidiaries are eligible to receive grants under the Plan. As of November 12, 2013, approximately 20 persons are eligible as employees and non-employee directors to receive grants under the Plan. The Compensation Committee is authorized to select the persons to receive grants from among those eligible and will determine the number of shares of our common stock that are subject to each grant.

Vesting. The Compensation Committee determines the vesting of awards granted under the Plan.

Types of Awards.

Stock Options

The Compensation Committee may grant options intended to qualify as incentive stock options within the meaning of section 422 of the Code (“ISOs”) or “nonqualified stock options” that are not intended to so qualify (“NQSOs”) or any combination of ISOs and NQSOs. Anyone eligible to participate in the Plan may receive a grant of NQSOs.  Only our employees and employees of our subsidiaries may receive a grant of ISOs.

The Compensation Committee will fix the exercise price per share of options on the date of grant. The exercise price of options granted under the Plan will not be less than the fair market value of our common stock on the date of grant. However, if the grantee of an ISO is a person who holds more than 10% of the total combined voting power of all classes of our outstanding stock, the exercise price per share of an ISO granted to such person must be at least 110% of the fair market value of our common stock on the date of grant.

The Compensation Committee will determine the term of each option which will not exceed 10 years from the date of grant. Notwithstanding the foregoing, if the grantee of an ISO is a person who holds more than 10% of the combined voting power of all classes of our outstanding stock, the term of the ISO may not exceed five years from the date of grant. To the extent that the aggregate fair market value of shares of our common stock, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a grantee during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs. The maximum aggregate number of shares of our common stock with respect to which ISOs may be granted under the Plan is 10,000,000, subject to adjustment in accordance with the terms of the Plan.

The Compensation Committee will determine the terms and conditions of options, including when they become exercisable. The Compensation Committee may accelerate the exercisability of any options. Except as provided in the grant instrument or as otherwise determined by the Compensation Committee, an option may only be exercised while a grantee is employed by or providing service to us or our subsidiaries or during an applicable period after termination of employment or service.

A grantee may exercise an option by delivering notice of exercise to us. The grantee will pay the exercise price and any withholding taxes for the option: (i) in cash, (ii) in certain circumstances as permitted by the Compensation Committee, by the surrender of shares of our common stock with an aggregate fair market value on the date the option is exercised equal to the exercise price, (iii) by payment through a broker in accordance with the procedures permitted by Regulation T of the Federal Reserve Board, (iv) if permitted by the Compensation Committee, by surrender of the vested portion of the option to us for an appreciation distribution payable in shares of our common stock with a fair market value at the time of the option surrender equal to the dollar amount by which the then fair market value of the shares of our common stock subject to the surrendered portion exceeds the aggregate exercise price, or (v) by another method approved by the Compensation Committee.

Stock Awards

The Compensation Committee may grant stock awards to anyone eligible to participate in the Plan. The Compensation Committee may require that grantees pay consideration for the stock awards and may impose restrictions on the stock awards. If restrictions are imposed on stock awards, the Compensation Committee will determine whether they will lapse over a period of time or according to such other criteria, including the achievement of specific performance goals, as the Compensation Committee determines.

The Compensation Committee will determine the number of shares of our common stock subject to the grant of stock awards and the other terms and conditions of the grant including whether the grantee will have the right to vote shares of our common stock and to receive dividends paid on such shares during the restriction period. Unless the Compensation Committee determines otherwise, all unvested stock awards are forfeited if the grantee’s employment or service is terminated for any reason.

Stock Units

The Compensation Committee may grant stock units to anyone eligible to participate in the Plan. Each stock unit provides the grantee with the right to receive a share of our common stock or an amount based on the value of a share of our common stock at a future date. The Compensation Committee will determine the number of stock units that will be granted, whether stock units will become payable based on achievement of performance goals or other conditions, and the other terms and conditions applicable to stock units.

Stock units may be paid at the end of a specified period or deferred to a date authorized by the Compensation Committee. If a stock unit becomes payable, it will be paid to the grantee in cash, in shares of our common stock, or in a combination of cash and shares of our common stock, as determined by the Compensation Committee. All unvested stock units are forfeited if the grantee’s employment or service is terminated for any reason, unless the Compensation Committee determines otherwise.

The Compensation Committee may grant dividend equivalents in connection with grants of stock units made under the plan. Dividend equivalents entitle the grantee to receive amounts equal to ordinary dividends that are paid on the shares underlying a grant while the grant is outstanding. The Compensation Committee will determine whether dividend equivalents will be paid currently or credited to a bookkeeping account as a dollar amount or in the form of stock units. Dividend equivalents may be paid in cash, in shares of our common stock or in a combination of the two. The terms and conditions of dividend equivalents will be determined by the Compensation Committee.

SARs

The Compensation Committee may grant SARs to anyone eligible to participate in the Plan. SARs may be granted in connection with, or independently of, any option granted under the Plan. Upon exercise of an SAR, the grantee will be paid an amount equal to the excess of the fair market value of our common stock on the date of exercise over the base amount for the SAR. Such payment to the grantee will be in cash, in shares of common stock, or in a combination of cash and shares of common stock, as determined by the Compensation Committee. The Compensation Committee will determine the term of each SAR, which will not exceed 10 years from the date of grant.

The base amount of each SAR will be determined by the Compensation Committee and will be equal to the per-share exercise price of the related option or, if there is no related option, an amount that is equal to or greater than the fair market value of our common stock on the date the SAR is granted. The Compensation Committee will determine the terms and conditions of SARs, including when they become exercisable. The Compensation Committee may accelerate the exercisability of any SARs.

Other Stock-Based Awards

The Compensation Committee may grant other stock-based awards, which are grants other than options, SARs, stock units, and stock awards. The Compensation Committee may grant other stock-based awards to anyone eligible to participate in the Plan. These grants will be based on or measured by shares of our common stock, and will be payable in cash, in shares of our common stock, or in a combination of cash and shares of our common stock. The terms and conditions for other stock-based awards will be determined by the Compensation Committee.

Qualified Performance-Based Compensation.  The Plan permits the Compensation Committee to impose objective performance goals that must be met with respect to grants of stock units, stock awards, other stock-based awards or dividend equivalents granted to employees under the Plan, in order for the grants to be considered qualified performance-based compensation for purposes of section 162(m) of the Code (see “Federal Income Tax Consequences of the Plan” below). Prior to, or soon after the beginning of, the performance period, the Compensation Committee will establish in writing the performance goals that must be met, the applicable performance period, the amounts to be paid if the performance goals are met, and any other conditions.

The performance goals, to the extent designed to meet the requirements of section 162(m) of the Code, will be based on one or more of the following measures: earnings or earnings growth (including but not limited to earnings per share or net income); economic profit; stockholder value added or economic value added; return on equity, assets or investment; revenues; expenses; stock price or total stockholder return; regulatory compliance; satisfactory internal or external audits; improvement of financial or credit ratings; achievement of balance sheet or income statement objectives, including, without limitation, capital and expense management;  market share; productivity ratios; or achievement of risk management objectives. Such performance goals may also be particular to an employee or the division, department, line of business, subsidiary or other unit in which the employee works, or may be based on attaining a specified absolute level of the performance goal, or a percentage increase or decrease in the performance goal compared to a pre-established target, previous years’ results, or a designated market index or comparison group, all as determined by the Compensation Committee.

Deferrals.  The Compensation Committee may permit or require grantees to defer receipt of the payment of cash or the delivery of shares of our common stock that would otherwise be due to the grantee in connection with any stock units or other stock-based awards under the Plan. The Compensation Committee will establish the rules and procedures applicable to any such deferrals and may provide for interest or other earnings to be paid on such deferrals.

Adjustment Provisions.  In connection with stock splits, stock dividends, recapitalizations and certain other events affecting our common stock, the Compensation Committee will make adjustments as it deems appropriate in the maximum number of shares of our common stock reserved for issuance as grants, the maximum number of shares of our common stock that any individual participating in the Plan may be granted in any year, the number and kind of shares covered by outstanding grants, the kind of shares that may be issued or transferred under the Plan, and the price per share or market value of any outstanding grants. Any fractional shares resulting from such adjustment will be eliminated. In addition, in the event of a change of control, the provisions applicable to a change in control will apply. Any adjustments to outstanding grants will be consistent with section 409A or 422 of the Code, to the extent applicable.

Change of Control.  Upon a change of control, the Compensation Committee may determine that effective upon the date of the change of control:

●	All outstanding options and SARs will automatically accelerate and become fully exercisable;

●	The restrictions and conditions on all outstanding stock awards will immediately lapse; and

●
All stock units, dividend equivalents and other stock-based awards will become fully vested and will be paid at their target value, or in such greater amounts as the Compensation Committee may determine.

Notwithstanding the foregoing, in the event of a change of control, the Compensation Committee may also take any of the following actions with respect to any or all outstanding grants under the Plan:

●
Require that grantees surrender their options and SARs in exchange for payment by us, in cash or shares of our common stock as determined by the Compensation Committee, in an amount equal to the amount by which the then fair market value of the shares subject to the grantees’ unexercised options and SARs exceeds the exercise price of the options or the base amount of the SARs, as applicable;

●	After giving grantees the opportunity to exercise their options and SARs, terminate any or all unexercised options and SARs at such time as the Compensation Committee deems appropriate; or

●
Determine that outstanding options and SARs that are not exercised will be assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding grants that remain in effect after the change of control will be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

In general terms, a change of control under the Plan occurs:

●	If a person, entity or affiliated group (with certain exceptions) acquires more than 30% of our then outstanding voting securities;

●
If we merge into another entity, unless the holders of our voting shares immediately prior to the merger have at least 50% of the combined voting power of the securities in the merged entity or its parent;

●	If we sell or dispose of all or substantially all of our assets;

●	If we are liquidated or dissolved; or

●	If at least a majority of the Board at any time does not consist of individuals who were elected, or nominated for election, by directors in office at the time of such election or nomination.

For any grants subject to the requirements of Section 409A (discussed below) that will become payable on a change of control, the transaction constituting a change of control must also constitute a change of control even for purposes of Section 409A.

Transferability of Grants.  Only the grantee may exercise rights under a grant during the grantee’s lifetime. A grantee may not transfer those rights except by will or the laws of descent and distribution; provided, however, that a grantee may transfer a grant other than an ISO pursuant to a domestic relations order. The Compensation Committee may also provide, in a grant agreement, that a grantee may transfer NQSOs to his or her family members, or one or more trusts or other entities for the benefit of or owned by such family members, consistent with applicable securities laws, according to such terms as the Compensation Committee may determine.

Participants Outside of the United States.  If any individual who receives a grant under the Plan is subject to taxation in a country other than the United States, the Compensation Committee may make the grant on such terms and conditions as the Compensation Committee deems appropriate to comply with the laws of the applicable country.

No Repricing of Options.  Except as set forth in the Plan, neither our Board nor the Compensation Committee can amend the price of outstanding options or SARs under the Plan to reduce the exercise price or cancel such options or SARs in exchange for cash or other awards of options or SARs with an exercise price that is less than the exercise price of the original options or SARs, without prior stockholder approval.

Clawback Policy.  All grants made under the Plan are subject to any compensation, clawback or recoupment policy that may be applicable to employees of the Company, as such policy may be in effect from time to time, whether or not approved before or after the effective date of the Plan.

Amendment and Termination of the Plan.  Our Board may amend or terminate the Plan at any time, subject to stockholder approval if such approval is required under any applicable laws or stock exchange requirements.

Stockholder Approval for Qualified Performance-Based Compensation.  If stock awards, stock units, other stock-based awards or dividend equivalents are granted as qualified performance-based compensation under section 162(m) of the Code, the Plan must be re-approved by our stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which our stockholders previously approved the Plan.

New Plan Benefits.  Due to the discretion of the Compensation Committee to make the awards under the 2013 Plan, the benefits to be received by or allocated to the named executive officers who are still employed by the Company, the non-employee directors, the current executive officers as a group and all employees (other than the current executive officers) as a group, cannot be determined.  No awards to any individuals have been made that are contingent on the approval of the 2013 Plan by stockholders.  Information about historic grants of equity awards as of December 31, 2012 to the named executive officers can be found in the table under the heading “Outstanding Equity Awards at December 31, 2012.”

Federal Income Tax Consequences of the Plan

The federal income tax consequences of grants under the Plan will depend on the type of grant. The following description provides only a general description of the application of federal income tax laws to grants under the Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to grantees, as the consequences may vary with the types of grants made, the identity of the grantees and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

From the grantees’ standpoint, as a general rule, ordinary income will be recognized at the time of delivery of shares of our common stock or payment of cash under the Plan. Future appreciation on shares of our common stock held beyond the ordinary income recognition event will be taxable as capital gain when the shares of our common stock are sold. The tax rate applicable to capital gain will depend upon how long the grantee holds the shares. We, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the grantee, and we will not be entitled to any tax deduction with respect to capital gain income recognized by the grantee.

Exceptions to these general rules arise under the following circumstances:

(i) If shares of our common stock, when delivered, are subject to a substantial risk of forfeiture by reason of any employment or performance-related condition, ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses, unless the grantee makes a special election to accelerate taxation under section 83(b) of the Code.

(ii)    If an employee exercises a stock option that qualifies as an ISO, no ordinary income will be recognized, and we will not be entitled to any tax deduction, if shares of our common stock acquired upon exercise of the stock option are held until the later of (A) one year from the date of exercise and (B) two years from the date of grant. However, if the employee disposes of the shares acquired upon exercise of an ISO before satisfying both holding period requirements, the employee will recognize ordinary income at the time of the disposition equal to the difference between the fair market value of the shares on the date of exercise (or the amount realized on the disposition, if less) and the exercise price, and we will be entitled to a tax deduction in that amount.  The gain, if any, in excess of the amount recognized as ordinary income will be long-term or short-term capital gain, depending upon the length of time the employee held the shares before the disposition.

(iii)    A grant may be subject to a 20% tax, in addition to ordinary income tax, at the time the grant becomes vested, plus interest, if the grant constitutes deferred compensation under section 409A of the Code and the requirements of section 409A of the Code are not satisfied.

Section 162(m) of the Code generally disallows a publicly held corporation’s tax deduction for compensation paid to its chief executive officer or certain other officers in excess of $1 million in any year.  Qualified performance-based compensation is excluded from the $1 million deductibility limit, and therefore remains fully deductible by the corporation that pays it. We intend that options and SARs granted under the Plan will be qualified performance-based compensation. Stock units, stock awards, dividend equivalents, and other stock-based awards granted under the Plan may be structured to meet the qualified performance-based compensation exception under section 162(m) of the Code if the Compensation Committee determines to condition such grants on the achievement of specific performance goals in accordance with the requirements of section 162(m) of the Code.

We have the right to require that grantees pay to us an amount necessary for us to satisfy our federal, state or local tax withholding obligations with respect to grants. We may withhold from other amounts payable to a grantee an amount necessary to satisfy these obligations. The Compensation Committee may permit a grantee to satisfy our withholding obligation with respect to grants paid in shares of our common stock by having shares withheld, at the time the grants become taxable, provided that the number of shares withheld does not exceed the individual’s minimum applicable withholding tax rate for federal, state and local tax liabilities.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE LASERLOCK TECHNOLOGIES, INC. 2013 OMNIBUS EQUITY COMPENSATION PLAN.

PROPOSAL 4

ADVISORY RESOLUTION REGARDING EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the rules of the SEC. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

The compensation of our named executive officers subject to the vote is disclosed in the Executive Compensation section, the compensation tables, and the related narrative disclosure contained in this proxy statement.

Our Board of Directors is asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting an advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Executive Compensation Section, compensation tables and narrative discussion, is hereby APPROVED.”

Because the vote is advisory, it is not binding on the Board of Directors or our Company. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to Company management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION.

PROPOSAL 5

ADVISORY VOTE ON THE FREQUENCY OF FUTURE SOLICITATION OF
ADVISORY STOCKHOLDER APPROVAL OF EXECUTIVE COMPENSATION

The Dodd-Frank Act and Section 14A of the Exchange Act also enable our stockholders to vote, on an advisory basis, regarding how frequently in the future we should solicit advisory votes on the compensation of our named executive officers as disclosed in our Proxy Statements. Accordingly, we are asking our stockholders to indicate whether they would prefer an advisory vote every one year, every two years or every three years by voting on the resolution below:

“RESOLVED, that the alternative of soliciting advisory stockholder approval of the compensation of our named executive officers once every one, two or three calendar years that receives the highest number of shares present in person or represented by proxy and entitled to vote at the Meeting, even if less than the majority, shall be considered the frequency preferred by the stockholders.”

After considering the benefits and consequences of each alternative, our Board of Directors recommends that the advisory vote on the compensation of our named executive officers be submitted to stockholders every one year.  The Board of Directors believes that an annual advisory vote on the compensation of our named executive officers will provide stockholders with the ability to express their views on our executive compensation policies and practices in a timely fashion so that we are able to consult with our stockholders on a prompt basis and consider their input in making future decisions on executive compensation. Our executive compensation program is administered by our Compensation Committee, as described in this proxy statement.  Compensation decisions are complex and, with respect to our named executive officers, are disclosed in our proxy statement. We believe that establishing an annual time frame for holding stockholder advisory votes on executive compensation will both enhance stockholder communication and enable us to consider, engage with and respond to stockholders regarding expressed concerns or other feedback on a prompt basis.

While our Board of Directors believes that its recommendation is appropriate at this time, stockholders are not voting to approve or disapprove that recommendation, but are instead being asked to indicate their preferences, on an advisory basis, as to whether an advisory vote on the approval of compensation for our named executive officers should be held every one year, every two years or every three years.

Our Board of Directors and Compensation Committee value the opinions of stockholders on this matter and, to the extent there is any significant vote in favor of one frequency over the other options, even if less than a majority, the Board of Directors will consider this in deciding how often to hold advisory votes on the compensation of our named executive officers. However, because this vote is advisory and therefore not binding on our Board of Directors or the Company, the Board of Directors may decide that it is in the best interests of the stockholders that we hold these advisory votes more or less frequently than the option preferred by stockholders. The vote will not be construed to create or imply any change in or addition to the fiduciary duties of our Board of Directors or the Company.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE “ONE YEAR” OPTION AS TO FREQUENCY OF FUTURE SOLICITATION OF ADVISORY STOCKHOLDER APPROVAL OF EXECUTIVE COMPENSATION.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

As part of its oversight of the Company’s financial statements, the Audit Committee reviewed and discussed with both management and the Company’s outside auditors all financial statements prior to their issuance.  Management advised the Committee in each case that all financial statements were prepared in accordance with generally accepted accounting principles, and reviewed significant accounting issues with the Committee.  These reviews included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees) as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Committee also discussed with Morison Cogen matters relating to its independence, including a review of audit and non-audit fees and the written disclosures made and letter given to the Committee pursuant to the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence.

In addition, the Committee reviewed major initiatives and programs aimed at strengthening the effectiveness of the Company’s internal control structure.  As part of this process, the Committee continued to monitor the scope and adequacy of the Company’s internal auditing program, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and controls.

Taking all of these reviews and discussions into account, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the SEC.  Our Audit Committee charter is available on our corporate website.

Audit Committee

Constance Harriman
Peter Pace
Michael Sonnenreich

RELATED-PARTY TRANSACTIONS

Under applicable SEC rules and regulations, the following individual may be considered a “promoter” of the Company as he was instrumental in forming and organizing the Company:  Norman A. Gardner, the Vice Chairman of our Board of Directors and Founder.

At December 31, 2012, six stockholders of the Company held $732,249 of the senior secured convertible notes payable.

 One stockholder held $140,000 of convertible notes payable as of December 31, 2012.

 At December 31, 2012, three stockholders of the Company held $711,000 of unsecured notes payable.

 As of December 31, 2012, the Vice Chairman and Founder has forgiven $349,000 of accrued salary, which was treated as additional paid in capital.

On December 31, 2012, the Company liquidated its wholly owned subsidiary, LL Security Products, Inc.

We have entered into employment agreements with Mr. Gardner and Mr. Alpert.  We have issued options to both, which awards are described in more detail under “Executive Compensation” in this prospectus.

Policies and Procedures for Reviewing Related Party Transactions

We have not adopted any written policies or procedures governing the review, approval or ratification of related party transactions. However, our Board reviews, approves or ratifies, when necessary, all transactions with related parties.

CORPORATE GOVERNANCE MATTERS

Stockholder Communications with the Board.  Stockholders may send communications to the Board of Directors in writing, addressed to the full Board of Directors, individual directors or a specific committee of the Board of Directors, care of our Corporate Secretary, LaserLock Technologies, Inc., 3112 M Street NW, Washington, DC 20007. In general, all stockholder communications sent to our Corporate Secretary for forwarding to the Board of Directors, or to specified Board members, will be forwarded in accordance with the sender’s instructions.  However, our Corporate Secretary reserves the right to not forward to Board members any abusive, threatening or otherwise inappropriate materials.

Director Attendance at Annual Meetings.  The Company encourages all of the directors to attend the annual meeting of stockholders.

Code of Business Conduct and Ethics.  We have adopted a Code of Business Conduct and Ethics applicable to all of our directors, officers and employees.  Our Code of Business Conduct and Ethics is available free of charge by sending a written request to our Corporate Secretary, LaserLock Technologies, Inc., 3112 M Street NW, Washington, DC 20007.  If we make any amendments to the Code of Business Conduct and Ethics (other than technical, administrative, or other non-substantive amendments), or waive (explicitly or implicitly), we will disclose the nature of the amendment or waiver, its effective date and to whom it applies in the investor relations portion of our website at www.laserlocktech.com, or in a report on Form 8-K that we file with the SEC.

Risk Oversight by the Board.  The role of our Board of Directors in our risk oversight process includes receiving regular reports from members of management on areas of material risk to us, including operational, financial, legal and strategic risks.

In particular, our Audit Committee is tasked pursuant to its charter to oversee and monitor “the Company’s processes to manage business and financial risk.”  As appropriate, the Chairman of the Audit Committee reports to the full Board of Directors on the activities of the Audit Committee in this regard, allowing the Audit Committee and the full Board to coordinate their risk oversight activities.

Board Leadership Structure.  Mr. Sonnenreich serves as an independent, non-executive Board chair.  An independent Board chair can enhance stockholder value by providing a balance of power between the Chief Executive Officer and the Board. An independent Board chair promotes greater management accountability to stockholders and strengthens oversight of the Board.

Mr. Alpert is both our Chief Executive Officer and a member of our Board.

We believe that the overlap between our Board and executive management has been advantageous to us, in that we have benefited from strong, clear, consistent and cohesive leadership, with Mr. Alpert setting the tone and having ultimate responsibility for all of our operating and strategic functions, thus providing unified leadership and direction for our Board of Directors and our operational functions.

While our Board does not have a lead independent director, we receive strong leadership from all the Independent Directors.  The Independent Directors meet in executive session on a periodic basis in connection with regularly-scheduled meetings of the full Board of Directors, as well as in their capacity as members of our Audit Committee and Compensation Committee.  The Board believes that its structure facilitates a strong sense of responsibility among our directors, as well as active and effective oversight by the Independent Directors of our operations and strategic initiatives, including the risks that may be attendant thereto.  All members of our Board are able to propose items for inclusion on Board meeting agendas, and our Board meetings include time for discussion of items not on the formal agenda.

STOCKHOLDER PROPOSALS

Stockholders may submit proposals to be considered for inclusion in the proxy materials for our annual meetings.  For your proposal to be included in the proxy materials for our 2014 annual meeting:

●	you must submit your proposal in writing to our Corporate Secretary, LaserLock Technologies, Inc., 3112 M Street NW, Washington, DC 20007;

●	the Secretary must receive your proposal no later than July 21, 2014; and

●	your proposal must comply with the rules and regulations of the SEC.

If you wish to present a proposal at our 2014 annual meeting but not have the proposal included in our proxy materials relating to that meeting, you must notify our Secretary of such proposal.  If we do not receive notice of your proposal by October 4, 2014, the proposal will be deemed “untimely” for the purposes of Rule 14a-4(c) of the Securities Exchange Act of 1934.  If the proposal is deemed “untimely,” the persons named as proxies in next year’s proxy materials will be entitled to vote in their discretion with respect to the proposal.

By Order of the Board of Directors,

Neil Alpert
President and Chief Executive Officer

November 18, 2013

[THIS PAGE INTENTIONALLY LEFT BLANK]

FORM OF PROXY CARD

LASERLOCK TECHNOLOGIES, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS ON DECEMBER 9, 2013
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Neil Alpert as proxy, with power to appoint a substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side, all of the shares of common stock of LaserLock Technologies, Inc. held of record by the undersigned on November 4, 2013, at the Annual Meeting of Stockholders to be held on December 9, 2013, or any adjournment thereof.

PLEASE COMPLETE AND SIGN THIS PROXY ON THE REVERSE SIDE AND RETURN YOUR PROXY PROMPTLY

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

▲ PLEASE DETACH PROXY CARD HERE ▲

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 9, 2013: A complete set of proxy materials relating to our annual meeting is available on the Internet. These materials, consisting of the Notice of Annual Meeting and Proxy Statement, Form 10-K and Form 10-K/A may be viewed at www.shareholdermaterial.com/LLTI.

☒	Please mark votes as in this example

The shares represented by this proxy, if it is properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, the shares represented by this proxy will be voted “FOR ALL NOMINEES” on Proposal 1, “FOR” Proposals 2, 3 and 4 and in favor of “1 Year” for Proposal 5. To the extent permissible under applicable law, this proxy also delegates discretionary authority to vote on any matter that may properly come before the meeting, or any adjournment or postponement thereof.
1. Election of eight directors, each to serve a one-year term and until a successor is selected and qualified.
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (SEE INSTRUCTIONS BELOW)
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

		™ Neil Alpert	™ Claudio R. Ballard	™ Michael Chertoff
		™ Constance B. Harriman	™ General Peter Pace	™ Michael R. Sonnenreich
		™ Jonathan R. Weinberger	™ Paul Wolfowitz

2.	Ratification of the selection of Morison Cogen LLP as the Company’s independent accountants for our fiscal year ending December 31, 2013
☐ FOR ☐ AGAINST ☐ ABSTAIN
3.	Approval and adoption of the LaserLock Technologies, Inc. 2013 Omnibus Equity Compensation Plan
☐ FOR ☐ AGAINST ☐ ABSTAIN
4.	Approval of an advisory resolution regarding executive officer compensation
☐ FOR ☐ AGAINST ☐ ABSTAIN
5.	Approval of an advisory resolution regarding how frequently we will submit future advisory votes on executive officer compensation to our stockholders
☐ 1 YEAR ☐ 2 YEAR ☐ 3 YEAR ☐ ABSTAIN

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Stockholders, a Proxy Statement for the Annual Meeting of Stockholders and the 2012 Annual Report to Stockholders.

Note: This proxy must be signed exactly as the name appears hereon. When shares are held by joint tenants, both should sign. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

Signature: ___________________________________Date: _____________________	☐ MARK HERE FOR ADDRESS CHANGE AND NOTE ABOVE

Signature: ___________________________________Date: _____________________	☐ MARK HERE IF YOU PLAN TO ATTEND THE MEETING

▲ PLEASE DETACH PROXY CARD HERE ▲

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

LASERLOCK TECHNOLOGIES, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS ON DECEMBER 9, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Neil Alpert as proxy, with power to appoint a substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side, all of the shares of Series A Preferred Stock of LaserLock Technologies, Inc. (the “Company”) held of record by the undersigned on November 4, 2013, at the Annual Meeting of Stockholders to be held on December 9, 2013, or any adjournment thereof.  Holders of the Series A Preferred Stock are entitled to vote together with the holders of the Company’s common stock on an as-converted basis each share of Series A Preferred Stock held by them.

PLEASE COMPLETE AND SIGN THIS PROXY ON THE REVERSE SIDE AND RETURN YOUR PROXY PROMPTLY

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF
LASERLOCK TECHNOLOGIES, INC.
DECEMBER 9, 2013

Please sign, date and mail your proxy card in the envelope provided as soon as possible.
↓ Please detach along perforated line and mail in the envelope provided. ↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” ON
PROPOSAL 1, “FOR” PROPOSAL 2, 3 AND 4 and FOR “1 YEAR” ON PROPOSAL 5.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1. Election of eight directors, each to serve a one-year term and until a successor is selected and qualified.

□ FOR ALL NOMINEES	™	Neil Alpert	™	Claudio R. Ballard

□ WITHHOLD AUTHORITY FOR ALL NOMINEES	™	Michael Chertoff	™	Constance B. Harriman

□ FOR ALL EXCEPT (see instructions below)	™	General Peter Pace	™	Michael R. Sonnenreich

	™	Jonathan R. Weinberger	™	Paul Wolfowitz

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ˜

	FOR	AGAINST	ABSTAIN

2. Ratification of the selection of Morison Cogen LLP as the Company’s independent accountants for our fiscal year ending December 31, 2013	□	□	□

3. Approval and adoption of the LaserLock Technologies, Inc. 2013 Omnibus Equity Compensation Plan	□	□	□

4. Approval of an advisory resolution regarding executive officer compensation	□	□	□

5. Approval of an advisory resolution regarding how frequently we will submit future advisory votes on executive officer compensation to our stockholders	1 YEAR □	2 YEARS □	3 YEARS □	ABSTAIN □

The shares represented by this proxy, if it is properly executed, will be voted in the manner directed herein by the undersigned stockholder(s).  If no direction is made, the shares represented by this proxy will be voted “FOR ALL NOMINEES” on Proposal 1,  “FOR” Proposals 2, 3 and 4 and in favor of “1 Year” for Proposal 5.  To the extent permissible under applicable law, this proxy also delegates discretionary authority to vote on any matter that may properly come before the meeting, or any adjournment or postponement thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.
□

The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Stockholders, a Proxy Statement for the Annual Meeting of Stockholders and the 2012 Annual Report to Stockholders.

Signature of Stockholder:___________________ Date _______ Signature of Stockholder:___________________ Date _______

Note:
Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

LASERLOCK TECHNOLOGIES, INC.

2013 OMNIBUS EQUITY COMPENSATION PLAN

LASERLOCK TECHNOLOGIES, INC.

2013 OMNIBUS EQUITY COMPENSATION PLAN

1.	Purpose

Effective as of the Effective Date (as defined below), the LaserLock Technologies, Inc. 2013 Omnibus Equity Compensation Plan (the “Plan”) is hereby established as a successor to the LaserLock Technologies, Inc. 2003 Stock Option Plan (the “2003 Plan”).  The 2003 Plan is hereby merged with and into this Plan effective as of the Effective Date, and no additional grants shall be made thereafter under the 2003 Plan.  Outstanding grants under the 2003 Plan shall continue in effect according to their terms as in effect before the Plan merger (subject to such amendments as the Committee (as defined below) determines, consistent with the 2003 Plan, as applicable), and the shares with respect to outstanding grants under the 2003 Plan shall be issued or transferred under this Plan.

The purpose of the Plan is to provide (i) designated employees of LaserLock Technologies, Inc. (the “Company”) and its subsidiaries, (ii) certain consultants and advisors who perform services for the Company and its subsidiaries, and (iii) non-employee members of the Board with the opportunity to receive grants of stock options, stock units, stock awards, stock appreciation rights and other stock-based awards.  The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company’s shareholders, and will align the economic interests of the Participants with those of the shareholders.

2.	Definitions

Whenever used in this Plan, the following terms will have the respective meanings set forth below:

(a)           “Board” means the Company’s Board of Directors.

(b)           “Change of Control” unless set forth in the applicable Award Agreement, the following and shall be deemed to occur if any of the events specified in clause (i), (ii), (iii) or (iv) occur:

(i)           Any person, within the meaning of Section 13(d) or 14(d) of the Exchange Act (other than the Company or any corporation or other such person of which a majority of its voting power or its voting equity securities or equity interests is owned, directly or indirectly, by the Company (a “Related Entity”), or any employee benefit plan (or a trust forming a part thereof) maintained by the Company or any Related Entity), becomes, after the Effective Date, the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities;

(ii)            During any period of two (2) consecutive years, individuals, who at the beginning of such period, constitute the Board and any new director of the Company (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (ii) or (iv) of this definition) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors of the Company then still in office who either were directors of the company at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(iii)             A merger or consolidation (other than any merger or consolidation that shall not, pursuant to any proviso to this clause (iii), constitute a Change of Control) of the Company or any direct or indirect subsidiary with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or its successor surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control under this clause (iii) or clauses (i) or (ii) above; and provided further, a merger or consolidation in which the Company is the surviving entity (other than as a wholly owned subsidiary of another entity) and in which the Board or the board of directors of the successor to the Company, after giving effect to the merger or consolidation, is comprised of a majority of members who are either (x) directors of the Company immediately preceding the merger or consolidation, or (y) appointed to the Board by the Company (or the Board) as an integral part of such merger or consolidation, shall not constitute a Change in Control under this clause (iii) or clauses (i) or (ii) above); or

(iv)           Approval by the stockholders of the Company or any order by a court of competent jurisdiction of a plan of liquidation of the Company, or the sale or disposition by the Company of all or substantially all of the Company’s assets other than (i) the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale; or (ii) pursuant to a dividend in kind or spinoff type transaction, directly or indirectly, of such assets to the stockholders of the Company.

Notwithstanding the foregoing, (1) a Change in Control of the type described in paragraph (ii), (iii) or (iv) shall be deemed to be completed on the date it occurs, and a Change in Control of the type described in paragraph (i) shall be deemed to be completed as of the date the entity or group attaining 50% or greater ownership has elected its representatives to the Board and/or caused its nominees to become officers of the Company with the authority to terminate or alter the terms of any Employee’s employment; and (2) for any Grants subject to the requirements of section 409A of the Code that will become payable on a Change of Control, the transaction constituting a “Change of Control” must also constitute a “change in control event” for purposes of section 409A(a)(2)(A)(v) of the Code.

(c)           “Code” means the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder.

2

(d)           “Committee” means (i) with respect to Grants to Employees, the Compensation Committee of the Board or another committee appointed by the Board to administer the Plan, (ii) with respect to Grants made to Non-Employee Directors, the Compensation Committee or the Board and (iii) with respect to Grants that are intended to be “qualified performance-based compensation” under section 162(m) of the Code, a committee that consists of two or more persons appointed by the Board, all of whom shall be “outside directors” as defined under section 162(m) of the Code and related Treasury regulations.

(e)           “Company” means LaserLock Technologies, Inc., its parent, subsidiary corporations or other entities and any successor corporation, as determined by the Committee.

(f)           “Company Stock” means the common stock of the Company.

(g)           “Disability” or “Disabled” means a Participant’s becoming disabled within the meaning of Section 22(e)(3) of the Code.

(h)           “Dividend Equivalent” means an amount calculated with respect to a Stock Unit, which is determined by multiplying the number of shares of Company Stock subject to the Stock Unit by the per-share cash dividend, or the per-share fair market value (as determined by the Committee) of any dividend in consideration other than cash, paid by the Company on its Company Stock.  If interest is credited on accumulated dividend equivalents, the term “Dividend Equivalent” shall include the accrued interest.

(i)            “Effective Date” of the Plan means December 9, 2013; provided that the Plan is approved by the stockholders of the Company on that date.

(j)           “Employee” means an employee of the Employer (including an officer or director who is also an employee), but excluding any person who is classified by the Employer as a “contractor” or “consultant,” no matter how characterized by the Internal Revenue Service, other governmental agency or a court.  Any change of characterization of an individual by the Internal Revenue Service or any court or government agency shall have no effect upon the classification of an individual as an Employee for purposes of this Plan, unless the Committee determines otherwise.

(k)           “Employer” means the Company and its subsidiaries.

(l)            “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m)           “Exercise Price” means the per share price at which shares of Company Stock may be purchased under an Option, as designated by the Committee.

(n)           “Fair Market Value” of Company Stock means, unless the Committee determines otherwise with respect to a particular Grant, (i) if the principal trading market for the Company Stock is a national securities exchange, the last reported sale price of Company Stock during regular trading hours on the relevant date or (if there were no trades on that date) the last reported sale price of Company Stock during regular trading hours on the latest preceding date upon which a sale was reported, (ii) if the Company Stock is not principally traded on such exchange, the mean between the last reported “bid” and “asked” prices of Company Stock on the relevant date, as reported on the OTC Bulletin Board, or (iii) if the Company Stock is not publicly traded or, if publicly traded, is not so reported, the Fair Market Value per share shall be as determined by the Committee.

3

(o)           “Grant” means an Option, Stock Unit, Stock Award, SAR or Other Stock-Based Award granted under the Plan.

(p)           “Grant Agreement” means the written instrument that sets forth the terms and conditions of a Grant, including all amendments thereto.

(q)           “Incentive Stock Option” means an Option that is intended to meet the requirements of an incentive stock option under section 422 of the Code.

(r)            “Non-Employee Director” means a member of the Board who is not an Employee.

(s)           “Nonqualified Stock Option” means an Option that is not intended to be taxed as an incentive stock option under section 422 of the Code.

(t)            “1933 Act” means the Securities Act of 1933, as amended.

(u)           “Option” means an option to purchase shares of Company Stock, as described in Section 7.

(v)           “Other Stock-Based Award” means any Grant based on, measured by or payable in Company Stock (other than an Option, Stock Unit, Stock Award or SAR), as described in Section 11.

(w)           “Participant” means an Employee, Non-Employee Director or Key Advisor designated by the Committee to participate in the Plan.

(x)           “Plan” means this LaserLock Technologies, Inc. 2013 Omnibus Equity Compensation Plan, as may be amended from time to time.

(y)           “SAR” means a stock appreciation right as described in Section 10.

(z)            “Stock Award” means an award of Company Stock as described in Section 9.

(aa)         “Stock Unit” means an award of a phantom unit representing a share of Company Stock, as described in Section 8.

3.	Administration

(a)           Committee.  The Plan shall be administered and interpreted by the Committee.  Ministerial functions may be performed by an administrative committee comprised of Company employees appointed by the Committee.

4

(b)           Committee Authority.  The Committee shall have the sole authority to (i) determine the Participants to whom Grants shall be made under the Plan, (ii) determine the type, size and terms and conditions of the Grants to be made to each such Participant, (iii) determine the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued Grant, subject to the provisions of Section 18 below, and (v) deal with any other matters arising under the Plan.

(c)           Committee Determinations.  The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion.  The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder.  All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated Participants.

4.	Grants

(a)         Grants under the Plan may consist of Options as described in Section 7, Stock Units as described in Section 8, Stock Awards as described in Section 9, SARs as described in Section 10 and Other Stock-Based Awards as described in Section 11.  All Grants shall be subject to such terms and conditions as the Committee deems appropriate and as are specified in writing by the Committee to the Participant in the Grant Agreement.

(b)         All Grants shall be made conditional upon the Participant’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Grant.  Grants under a particular Section of the Plan need not be uniform as among the Participants.

5.	Shares Subject to the Plan

(a)           Shares Authorized.  Subject to adjustment as described below in (d), the total aggregate number of shares of Company Stock that may be issued or transferred under the Plan shall be the sum of the following:  (i) 20,000,000 new shares, plus (ii) the number of shares of Company Stock subject to outstanding grants under the 2003 Plan as of the Effective Date, plus (iii) the number of shares of Company Stock remaining available for issuance under the 2003 Plan but not subject to previously exercised, vested or paid Grants as of the Effective Date.  The maximum aggregate number of shares of Company Stock with respect to which all Grants of Incentive Stock Options may be made under the Plan shall be 10,000,000 shares, subject to adjustment as described in Section 5(d).

5

(b)           Source of Shares; Share Counting.  Shares issued or transferred under the Plan may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan.  If and to the extent Options or SARs granted under the Plan (including options granted under the 2003 Plan) terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent that any Stock Awards, Stock Units, or Other Stock-Based Awards (including stock awards and stock units granted under the 2003 Plan) are forfeited or terminated, or otherwise are not paid in full, the shares reserved for such Grants shall again be available for purposes of the Plan.  If shares of Company Stock otherwise issuable under the Plan are surrendered in payment of the Exercise Price of an Option, then the number of shares of Company Stock available for issuance under the Plan shall be reduced only by the net number of shares actually issued by the Company upon such exercise and not by the gross number of shares as to which such Option is exercised.   If shares of Company Stock otherwise issuable under the Plan are withheld by the Company in satisfaction of the withholding taxes incurred in connection with the issuance, vesting or exercise of any Grant or the issuance of Company Stock thereunder, then the number of shares of Company Stock available for issuance under the Plan shall be reduced by the net number of shares issued, vested or exercised under such Grant, calculated in each instance after payment of such share withholding.  Upon the exercise of an Option through the net exercise procedure under Section 7(e) or upon the exercise of a SAR, then both for purposes of calculating the number of shares of Company Stock remaining available for issuance under the Plan and the number of shares of Company Stock remaining available for exercise under such Option or SAR, the number of such shares shall be reduced by the net number of shares for which the Option or SAR is exercised, and without regard to any cash settlement of a SAR.  To the extent that any Grants are paid in cash (including grants under the 2009 Plan), and not in shares of Company Stock, such Grants shall not count against the share limits in subsection (a).

(c)           Individual Limits.  All Grants under the Plan shall be expressed in shares of Company Stock.  The maximum aggregate number of shares of Company Stock with respect to which all Grants may be made under the Plan to any individual during any calendar year shall be 4,000,000 shares, subject to adjustment as described in subsection (d) below.  The individual limits of this subsection (c) shall apply without regard to whether the Grants are to be paid in Company Stock or cash.  All cash payments (other than with respect to Dividend Equivalents) shall equal the Fair Market Value of the shares of Company Stock to which the cash payments relate.  A Participant may not accrue Dividend Equivalents during any calendar year in excess of $500,000.

(d)           Adjustments.  If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for issuance under the Plan, the maximum number of shares of Company Stock for which any individual may receive Grants in any year, the kind and number of shares covered by outstanding Grants, the kind and number of shares issued or transferred and to be issued or transferred under the Plan, and the price per share or the applicable market value of such Grants shall be equitably adjusted by the Committee, in such manner as the Committee deems appropriate, to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.  In addition, in the event of a Change of Control of the Company, the provisions of Section 16 of the Plan shall apply.  Any adjustments to outstanding Grants shall be consistent with section 409A or 424 of the Code, to the extent applicable.  Any adjustments determined by the Committee shall be final, binding and conclusive.

6

6.	Eligibility for Participation

(a)           Eligible Persons.  All Employees and Non-Employee Directors shall be eligible to participate in the Plan including consultants and advisors who perform services for the Company or any of its subsidiaries (“Key Advisors”) if the Key Advisors render bona fide services to the Company or its subsidiaries, the services are not in connection with the offer and sale of securities in a capital-raising transaction, and the Key Advisors do not directly or indirectly promote or maintain a market for the Company’s securities.

(b)           Selection of Participants.  The Committee shall select the Employees, Non-Employee Directors and Key Advisors to receive Grants and shall determine the number of shares of Company Stock subject to each Grant.

7.	Options

(a)           General Requirements. The Committee may grant Options to an Employee, Non-Employee Director or Key Advisor upon such terms and conditions as the Committee deems appropriate under this Section 7.  The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees, Non-Employee Directors and Key Advisors.

(b)           Type of Option, Price and Term.

(i)             The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein.  Incentive Stock Options may be granted only to Employees of the Company or its parents or subsidiaries, as defined in section 424 of the Code.  Nonqualified Stock Options may be granted to Employees, Non-Employee Directors or Key Advisors.

(ii)            The Exercise Price of Company Stock subject to an Option shall be determined by the Committee and may be equal to or greater than the Fair Market Value of a share of Company Stock on the date the Option is granted.  However, an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, unless the Exercise Price per share is not less than 110% of the Fair Market Value of the Company Stock on the date of grant.

(iii)           The Committee shall determine the term of each Option, which shall not exceed ten years from the date of grant.  However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, may not have a term that exceeds five years from the date of grant.

7

(c)           Exercisability of Options.

(i)           Options shall become exercisable in accordance with such terms and conditions as may be determined by the Committee and specified in the Grant Agreement.  The Committee may grant Options that are subject to achievement of performance goals or other conditions.  The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(ii)           The Committee may provide in a Grant Agreement that the Participant may elect to exercise part or all of an Option before it otherwise has become exercisable.  Any shares so purchased shall be restricted shares and shall be subject to a repurchase right in favor of the Company during a specified restriction period, with the repurchase price equal to the lesser of (A) the Exercise Price or (B) the Fair Market Value of such shares at the time of repurchase, or such other restrictions as the Committee deems appropriate.

(iii)           Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(d)           Termination of Employment or Service.  Except as provided in the Grant Agreement, an Option may only be exercised while the Participant is employed as an Employee or providing service as a Non-Employee Director or Key Advisor.  The Committee shall determine in the Grant Agreement under what circumstances and during what time periods a Participant may exercise an Option after termination of employment or service.

(e)           Exercise of Options.  A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company.  The Participant shall pay the Exercise Price for the Option (i) in cash, (ii) if permitted by the Committee, by delivering shares of Company Stock owned by the Participant and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation to ownership of shares of Company Stock having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, (iv) with approval of the Committee, by surrender of all or any part of the vested shares of Company Stock for which the Option is exercisable to the Company for an appreciation distribution payable in shares of Company Stock with a Fair Market Value at the time of the Option surrender equal to the dollar amount by which the then Fair Market Value of the shares of Company Stock subject to the surrendered portion exceeds the aggregate Exercise Price payable for those shares, or (v) by such other method as the Committee may approve, to the extent permitted by applicable law.  Shares of Company Stock used to exercise an Option shall have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option.  Payment for the shares pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance of the Company Stock.

8

(f)           Limits on Incentive Stock Options.  Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, as defined in section 424 of the Code, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option.  An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary, as defined in section 424 of the Code.

8.	Stock Units

(a)           General Requirements.  The Committee may grant Stock Units to an Employee, Non-Employee Director or Key Advisor, upon such terms and conditions as the Committee deems appropriate under this Section 8.  Each Stock Unit shall represent the right of the Participant to receive a share of Company Stock or an amount based on the value of a share of Company Stock.  All Stock Units shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan.

(b)           Terms of Stock Units.  The Committee may grant Stock Units that are payable on terms and conditions determined by the Committee, which may include payment based on achievement of performance goals.  Stock Units may be paid at the end of a specified vesting or performance period, or payment may be deferred to a date authorized by the Committee.  The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.

(c)           Payment With Respect to Stock Units.  Payment with respect to Stock Units shall be made in cash, in Company Stock, or in a combination of the two, as determined by the Committee.  The Grant Agreement shall specify the maximum number of shares that can be issued under the Stock Units.

(d)           Requirement of Employment or Service.  The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Units after termination of the Participant’s employment or service, and the circumstances under which Stock Units may be forfeited.

(e)           Dividend Equivalents.  The Committee may grant Dividend Equivalents in connection with Stock Units, under such terms and conditions as the Committee deems appropriate.  Dividend Equivalents may be paid to Participants currently or may be deferred.  All Dividend Equivalents that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan.  Dividend Equivalents may be accrued as a cash obligation, or may be converted to additional Stock Units for the Participant, and deferred Dividend Equivalents may accrue interest, all as determined by the Committee.  The Committee may provide that Dividend Equivalents shall be payable based on the achievement of specific performance goals.  Dividend Equivalents may be payable in cash or shares of Company Stock or in a combination of the two, as determined by the Committee.

9

9.	Stock Awards

(a)           General Requirements. The Committee may issue shares of Company Stock to an Employee, Non-Employee Director or Key Advisor under a Stock Award, upon such terms and conditions as the Committee deems appropriate under this Section 9.  Shares of Company Stock issued pursuant to Stock Awards may be issued for cash consideration or for no cash consideration, and subject to restrictions or no restrictions, as determined by the Committee.  The Committee may establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including restrictions based upon the achievement of specific performance goals.  The Committee shall determine the number of shares of Company Stock to be issued pursuant to a Stock Award.

(b)           Requirement of Employment or Service.  The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Awards after termination of the Participant’s employment or service, and the circumstances under which Stock Awards may be forfeited.

(c)           Restrictions on Transfer.  While Stock Awards are subject to restrictions, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except upon death as described in Section 15(a).  If certificates are issued, each certificate for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant.  The Participant shall be entitled to have the legend removed when all restrictions on such shares have lapsed.  The Company may retain possession of any certificates for Stock Awards until all restrictions on such shares have lapsed.

(d)           Right to Vote and to Receive Dividends.  The Committee shall determine to what extent, and under what conditions, the Participant shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares during the restriction period.  The Committee may determine that dividends on Stock Awards shall be withheld while the Stock Awards are subject to restrictions and that the dividends shall be payable only upon the lapse of the restrictions on the Stock Awards, or on such other terms as the Committee determines.  Dividends that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan.  Accumulated dividends may accrue interest, as determined by the Committee, and shall be paid in cash, shares of Company Stock, or in such other form as dividends are paid on Company Stock, as determined by the Committee.

10.	Stock Appreciation Rights

(a)           General Requirements.  The Committee may grant SARs to an Employee, Non-Employee Director or Key Advisor separately or in tandem with an Option.  The Committee shall establish the number of shares, the terms and the base amount of the SAR at the time the SAR is granted.  The base amount of each SAR shall be not less than the Fair Market Value of a share of Company Stock as of the date of grant of the SAR.

10

(b)           Tandem SARs.  The Committee may grant tandem SARs either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the date of the grant of the Incentive Stock Option.  In the case of tandem SARs, the number of SARs granted to a Participant that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Participant may purchase upon the exercise of the related Option during such period.  Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate.  Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

(c)           Exercisability; Term.  A SAR shall become exercisable in accordance with such terms and conditions as may be specified.  The Committee may grant SARs that are subject to achievement of performance goals or other conditions.  The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason.  The Committee shall determine in the Grant Agreement under what circumstances and during what periods a Participant may exercise a SAR after termination of employment or service.  A tandem SAR shall be exercisable only while the Option to which it is related is exercisable.  The Committee shall determine the term of each SAR, which shall not exceed ten years from the date of grant.

(d)           Grants to Non-Exempt Employees.  SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(e)           Exercise of SARs.  When a Participant exercises SARs, the Participant shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised.  The stock appreciation for a SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as specified in the Grant Agreement.

(f)            Form of Payment.  The Committee shall determine whether the stock appreciation for a SAR shall be paid in the form of shares of Company Stock, cash or a combination of the two.  For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR.  If shares of Company Stock are to be received upon exercise of a SAR, cash shall be delivered in lieu of any fractional share.

11.	Other Stock-Based Awards

The Committee may grant other awards not specified in Sections 7, 8, 9 or 10 above that are based on or measured by Company Stock to Employees, Non-Employee Directors and Key Advisors, on such terms and conditions as the Committee deems appropriate.  Other Stock-Based Awards may be granted subject to achievement of performance goals or other conditions and may be payable in Company Stock or cash, or in a combination of the two, as determined by the Committee in the Grant Agreement.

11

12.	Qualified Performance-Based Compensation

(a)           Designation as Qualified Performance-Based Compensation.  The Committee may determine that Stock Units, Stock Awards, Dividend Equivalents or Other Stock-Based Awards granted to an Employee shall be considered “qualified performance-based compensation” under section 162(m) of the Code, in which case the provisions of this Section 12 shall apply.

(b)           Performance Goals.  When Grants are made under this Section 12, the Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the requirements of section 162(m) of the Code for “qualified performance-based compensation.”  The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met.  The Committee shall not have discretion to increase the amount of compensation that is payable, but may reduce the amount of compensation that is payable, pursuant to Grants identified by the Committee as “qualified performance-based compensation.”

(c)           Criteria Used for Objective Performance Goals.  The Committee shall use objectively determinable performance goals based on one or more of the following criteria: earnings or earnings growth (including but not limited to EBITDA, earnings per share or net income); economic profit; shareholder value added or economic value added; return on equity, assets or investment; revenues; expenses; stock price or total shareholder return; satisfactory internal or external audits; improvement of financial or credit ratings; achievement of asset quality objectives; achievement of balance sheet or income statement objectives, including, without limitation, capital and expense management; net operating profit; market share; productivity ratios; or achievement of risk management objectives. Such performance goals may also be particular to a Participant or the division, department, branch, line of business, subsidiary or other unit in which the Participant works, or may be based on attaining a specified absolute level of the performance goal, or a percentage increase or decrease in the performance goal compared to a pre-established target, previous years’ results, or a designated market index or comparison group, all as determined by the Committee. Performance goals need not be uniform as among Participants.

(d)           Timing of Establishment of Goals.  Performance goals must be pre-established by the Committee.  A performance goal is considered pre-established if it is established in writing not later than 90 days after the commencement of the period of service to which the performance goal relates, provided that the outcome is substantially uncertain at the time the Committee actually established the goal.  However, in no event will a performance goal be considered pre-established if it is established after 25% of the period of service (as scheduled in good faith at the time the goal is established) has elapsed.

12

(e)           Certification of Results.  The Committee shall certify the performance results for the performance period specified in the Grant Agreement after the performance period ends.  The Committee shall determine the amount, if any, to be paid pursuant to each Grant based on the achievement of the performance goals and the satisfaction of all other terms of the Grant Agreement.

(f)            Death, Disability or Other Circumstances.  The Committee may provide in the Grant Agreement that Grants under this Section 12 shall be payable, in whole or in part, in the event of the Participant’s death or Disability, a Change of Control or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.

13.	Deferrals

The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to the Participant in connection with any Grant.  The Committee shall establish rules and procedures for any such deferrals, consistent with applicable requirements of section 409A of the Code.

14.	Withholding of Taxes

(a)           Required Withholding.  All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements.  The Company may require that the Participant or other person receiving or exercising Grants pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

(b)           Election to Withhold Shares.  If the Committee so permits, shares of Company Stock may be withheld to satisfy the Company’s tax withholding obligation with respect to Grants paid in Company Stock, at the time such Grants become taxable, up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.

15.	Transferability of Grants

(a)           Restrictions on Transfer.  Except as described in subsection (b) below, only the Participant may exercise rights under a Grant during the Participant’s lifetime, and a Participant may not transfer those rights except by will or by the laws of descent and distribution.  When a Participant dies, the personal representative or other person entitled to succeed to the rights of the Participant may exercise such rights.  Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Participant’s will or under the applicable laws of descent and distribution.

(b)           Transfer of Nonqualified Stock Options to or for Family Members.  Notwithstanding the foregoing, the Committee may provide, in a Grant Agreement, that a Participant may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of a Nonqualified Stock Option and the transferred Nonqualified Stock Option shall continue to be subject to the same terms and conditions as were applicable to the Nonqualified Stock Option immediately before the transfer.

13

16.	Consequences of a Change of Control

(a)           Notice and Acceleration.  Upon a Change of Control, the Committee may determine that effective upon the date of the Change of Control, (i) all outstanding Options and SARs shall automatically accelerate and become fully exercisable, (ii) the restrictions and conditions on all outstanding Stock Awards shall immediately lapse, and (iii) all Stock Units, Other Stock-Based Awards and Dividend Equivalents shall become fully vested and shall be paid at their target values, or in such greater amounts as the Committee may determine.

(b)           Other Alternatives.  In the event of a Change of Control, the Committee may also take one or more of the following actions with respect to any or all outstanding Grants: the Committee may (i) require that Grantees surrender their outstanding Options and SARs in exchange for one or more payments by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Grantee’s unexercised Options and SARs exceeds the Exercise Price of the Options or the base amount of the SARs, as applicable, (ii) after giving Grantees an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate, or (iii) determine that outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation, (or a parent or subsidiary of the surviving corporation), and other outstanding Grants that remain in effect after the Change of Control shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).  Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Committee may specify.

17.	Requirements for Issuance of Shares

No Company Stock shall be issued in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance of such Company Stock have been complied with to the satisfaction of the Committee.  The Committee shall have the right to condition any Grant made to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions.  Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.  No Participant shall have any right as a shareholder with respect to Company Stock covered by a Grant until shares have been issued to the Participant.

14

18.	Amendment and Termination of the Plan

(a)           Amendment.  The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without approval of the shareholders of the Company if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements.  No amendment or termination of this Plan shall, without the consent of the Participant, materially impair any rights or obligations under any Grant previously made to the Participant under the Plan, unless such right has been reserved in the Plan or the Grant Agreement, or except as provided in Section 19(b) below.  Notwithstanding anything in the Plan to the contrary, the Board may amend the Plan in such manner as it deems appropriate in the event of a change in applicable law or regulations.

(b)           No Repricing Without Shareholder Approval.  Notwithstanding anything in the Plan to the contrary, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARS in exchange for cash, other awards of Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without shareholder approval.

(c)           Shareholder Approval for “Qualified Performance-Based Compensation.”  If Grants are made under Section 12 above, the Plan must be reapproved by the Company’s shareholders no later than the first shareholders meeting that occurs in the fifth year following the year in which the shareholders previously approved the provisions of Section 12, if additional Grants are to be made under Section 12 and if required by section 162(m) of the Code or the regulations thereunder.

(d)           Termination of Plan.  The Plan shall terminate on the day immediately preceding the tenth anniversary of its Effective Date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the shareholders.  The termination of the Plan shall not impair Grants outstanding or the power and authority of the Committee with respect to an outstanding Grant.

19.	Miscellaneous

(a)           Effective Date.  The Plan shall be effective as of the Effective Date, if approved by the Company’s shareholders on such date.

(b)           Grants in Connection with Corporate Transactions and Otherwise.  Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other stock-based awards outside of this Plan.  Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a grant made by such corporation.  The terms and conditions of the Grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives, as determined by the Committee.

15

(c)           Compliance with Law.

(i)             The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required.  With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act.  In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of section 422 of the Code, and Grants of “qualified performance-based compensation” comply with the applicable provisions of section 162(m) of the Code.  To the extent that any legal requirement of section 16 of the Exchange Act or section 422 or 162(m) as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 422 or 162(m) of the Code, that Plan provision shall cease to apply.  The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation.  The Committee may also adopt rules regarding the withholding of taxes on payments to Participants.  The Committee may, in its sole discretion, agree to limit its authority under this Section.

(ii)            The Plan is intended to comply with the requirements of section 409A of the Code, to the extent applicable.  Each Grant shall be construed and administered such that the Grant either (A) qualifies for an exemption from the requirements of section 409A of the Code or (B) satisfies the requirements of section 409A of the Code.  If a Grant is subject to section 409A of the Code, (I) distributions shall only be made in a manner and upon an event permitted under section 409A of the Code, (II) payments to be made upon a termination of employment shall only be made upon a “separation from service” under section 409A of the Code, (III) unless the Grant specifies otherwise, each installment payment shall be treated as a separate payment for purposes of section 409A of the Code, and (IV) in no event shall a Grantee, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with section 409A of the Code.

(iii)           Any Grant that is subject to section 409A of the Code and that is to be distributed to a Key Employee (as defined below) upon separation from service shall be administered so that any distribution with respect to such Award shall be postponed for six months following the date of the Participant’s separation from service, if required by section 409A of the Code.  If a distribution is delayed pursuant to section 409A of the Code, the distribution shall be paid within 15 days after the end of the six-month period.  If the Grantee dies during such six-month period, any postponed amounts shall be paid within 90 days of the Grantee’s death.  The determination of Key Employees, including the number and identity of persons considered Key Employees and the identification date, shall be made by the Committee or its delegate each year in accordance with section 416(i) of the Code and the “specified employee” requirements of section 409A of the Code.

16

(iv)           Notwithstanding anything in the Plan or any Grant agreement to the contrary, each Grantee shall be solely responsible for the tax consequences of Grants under the Plan, and in no event shall the Company have any responsibility or liability if a Grant does not meet any applicable requirements of section 409A of the Code.  Although the Company intends to administer the Plan to prevent taxation under section 409A of the Code, the Company does not represent or warrant that the Plan or any Grant complies with any provision of federal, state, local or other tax law.

(d)           Enforceability.  The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

(e)           Funding of the Plan; Limitation on Rights.  This Plan shall be unfunded.  The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan.  Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company and any Participant or any other person.  No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of the Company.  To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

(f)           Rights of Participants.  Nothing in this Plan shall entitle any Employee, Non-Employee Director, Key Advisor or other person to any claim or right to receive a Grant under this Plan.  Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employment or service of the Employer.

(g)           No Fractional Shares.  No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant.  The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(h)           Employees Subject to Taxation Outside the United States.  With respect to Participants who are subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

(i)           Clawback Rights. All Grants under the Plan will be subject to any compensation, clawback and recoupment policies that may be applicable to the employees of the Company, as in effect from time to time and as approved by the Board or Committee, whether or not approved before or after the effective date of the Plan.

(j)           Governing Law.  The validity, construction, interpretation and effect of the Plan and Grant Agreements issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Nevada, without giving effect to the conflict of laws provisions thereof.
17